As filed with the Securities and Exchange Commission on January 15, 2009

REGISTRATION NO. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(PRE-EFFECTIVE AMENDMENT NO. 2)

IDEAEDGE, INC.

(Name of small business issuer in its charter)

Colorado	5999	33-0756798
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

 (Address and telephone number of principal executive offices and principal place of business)

Jonathan Shultz

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b(2) of the Exchange Act. (Check one).

Large accelerated filer  ☐

Accelerated filer    ☐

Non-accelerated filer    ☐ (1)

Smaller reporting company    ☒

(1)  Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, par value $0.001	2,334,849	$0.83___	$1,937,925	$225

(1)   All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the OTC Bulletin Board on January 14, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______________

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

IDEAEDGE, INC.

2,334,849 SHARES OF COMMON STOCK

This prospectus is part of a registration statement of IdeaEdge, Inc. filed with the Securities and Exchange Commission.  This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 2,334,849 shares of our common stock issuable upon the exercise of outstanding warrants to purchase common stock.  The shares offered in this prospectus include:

•

1,818,182 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of our Series A preferred stock on June 5, 2008;

•

416,667 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of our unregistered common stock on August 25, 2008;

•

100,000 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued to Joseph Abrams in connection with an Advisor Agreement between him and the Company dated June 23, 2008.

The shares being registered underlying the outstanding warrants were issued to individuals and institutions in connection with private placement or personal service transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  We would receive proceeds from the exercise of the warrants and issuance of the underlying shares of our common stock totaling $1,304,091 upon their exercise, however there can be no assurance that the holders of the warrants will exercise their option to purchase the shares or what quantity of shares they will purchase in connection with the outstanding warrants.  Our common stock is listed on the OTC Bulletin Board under the symbol "IDAE". The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on January 14, 2009was $0.83.

Investing in our common stock involves a high degree of risk.

Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in its audit report for the fiscal year ended September 30, 2008.

Our business has been in operation since April 3, 2007, has a very limited operating history and its sales revenues are negligible.

See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Our Company’s business strategy consists of developing, marketing and selling innovative prepaid gift card programs operating under our subsidiary, Socialwise, Inc., a California corporation (formerly known as IdeaEdge, Inc.) (“Socialwise”).  Formerly our business model centered on issuing gift cards for redemption of products centered on entertainment brands.  Our first such card involved the marketing of merchandise for the American IdolTM television show.  Our programs consisted of the following components:

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Branded prepaid gift cards for exclusively licensed consumer merchandise;

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Gift card distribution through high traffic consumer retail stores and online channels; and

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Gift card redemption and fulfillment through custom, brand-specific websites owned and operated by the Company.

We have subsequently shifted our strategic focus away from being a card issuer and provider of online licensed merchandise toward providing online platforms to market and sell both gift cards and debit cards provided by merchants and financial institutions.  Our recently conceived Socialwise™ Group Gifting Platform business will be targeted to greatly simplify gifting using popular online social networks.  Online social networks have built-in features that facilitate group interaction through multiple communication tools.  With our Socialwise™ Group Gifting Platform, we hope to combine the complementary features of online activities with the platform we are building to sell gift cards in new and innovative way.

We have taken significant steps towards repositioning our business toward our Socialwise™ Group Gifting Platform including:

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Securing intellectual property in the form of a patent application dating back to 2001 covering the group gift card concept;

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Filing a new provisional patent targeted at integrating the group gifting process into social network environments;

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Building software solutions to manage transactions among gift card providers and sources of payment;

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Programming front-end applications that will be incorporated as both stand-alone websites and as applications within social networking environments for product distribution;

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Negotiating agreements to enable group gift giving and distribution for popular brand gift card merchants; and

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Building a reloadable debit card program which is incorporated within the platform.

We currently do not have material revenues and only recently launched our Socialwise™ Group Gifting Platform in November 2008.

Our principal executive offices are located at 6440 Lusk Blvd., Suite 200, San Diego, California, 92121. Our telephone number is (858) 677-0080.  We maintain a website at www.ideaedge.com.  Information found on our website is not part of this prospectus.

Recent Transactions

On June 5, 2008, we entered into a subscription agreement (the “Subscription Agreement”) with four accredited investors pursuant to which we issued 12,000 shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Stock”) and warrants to purchase an additional 1,818,182 shares of our common stock at an exercise price of $0.50 per share, in exchange for gross proceeds totaling $1,200,000 ($1,142,921 net of cash issuance costs).  We issued an additional 290,909 shares of our restricted common stock in connection with finder fees on the Series A preferred stock sold.  The Series A stock is convertible into 3,636,364 shares of our common stock at the rate of $0.33 per share.

In June 2008, we sold 500,002 shares of restricted common stock for net proceeds totaling $300,000.

In August 2008, we sold 833,333 shares of restricted common stock along with warrants to purchase an additional 416,667 shares of common stock at $0.60 per share for $500,000 ($495,541 net of cash issuance costs).

Beginning November 20, 2008 and ending on December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of expenses totaling $120,000).

A more detailed description of these and other recent transactions is also set forth within this Prospectus under the section entitled “Company History”.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	2,334,849 shares(1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of January 14, 2009	5.5%

Common stock to be outstanding after the offering	44,568,030 shares (2)

Proceeds to the Company	Net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus (should all the warrants be exercised) would total $1,304,091.

The total dollar value of the shares of our common stock being registered for resale	$1,937,925(3)

OTC Bulletin Board Symbol	IDAE

(1)

1,818,182 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of our Series A preferred stock on June 5, 2008, 416,667 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued in connection with the sale of restricted shares of our common stock on August 25, 2008 and 100,000 shares of common stock, issuable upon the exercise of outstanding warrants to purchase common stock that were issued to Joseph Abrams in connection with an Advisor Agreement between him and the Company dated June 23, 2008.

(2)

Assumes exercise of all the warrants for shares of our common stock subject to this offering.  Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 42,233,181 shares of our common stock outstanding as of January 14, 2009. Shares of common stock to be outstanding after this offering assumes that all shares registered under this prospectus are sold by the selling stockholders. Unless the context indicates otherwise, all other share and per-share information in this prospectus assumes no exercise of options or other rights to acquire our common stock outstanding as of January 14, 2009.

(3)	Determined by multiplying the number of shares of common stock being registered by the market price for such shares of common stock on January 14, 2009 (closing price of $0.83 per share).

As of the date of this Prospectus, the Company’s executive officers, senior managers, directors and insider stockholders beneficially own or control approximately 30.0% of the Company’s outstanding common stock (as calculated under the section “Security Ownership of Certain Beneficial Owners and Management” which follows) and may exercise significant control over the Companies activities.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a very limited operating history overall and have only recently embarked on our current corporate focus of providing online platforms to market and sell cards for others.  We completed our acquisition of Socialwise on October 16, 2007.  Socialwise was formed in April 2007 to pursue opportunities in the gift card industry.  We do not currently have significant operating revenues and have a very limited operating history.  We do not have any historical financial data upon which to base planned operations. Because we have no operating history, our historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of our Company.  Furthermore, we only recently embarked on a revised business focus centered on marketing and selling cards for others.  We have no experience as to whether this will be a popular program with consumers.  Failure to correctly evaluate our Company’s prospects could result in an investor’s loss of a significant portion or all of his investment in our Company.

Our failure to obtain additional adequate financing would materially and adversely affect our business. We do not currently have sufficient revenues and gross margin to cover our operating expenses and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues and gross margin to achieve profitability.  Furthermore, we project that our current cash on hand and commitments for additional investment will not be sufficient to maintain our Company’s operations for one year from the date of this report.  Our failure to significantly increase revenues or to raise additional adequate and necessary financing would seriously harm our business and operating results.  We have incurred significant costs in building, launching and marketing the Socialwise™ Group Gifting Platform and BillMyParents™, and these costs are expected to continue through the calendar year 2009.  If we fail to achieve sufficient revenues and gross margin, or our revenues grow more slowly than anticipated, or if our operating or capital expenses increase more than is expected or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We face competition from other providers of gift cards and gift card services.  We will face competition from other providers of gift cards and gift card services. Many of these providers have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these providers also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

We rely on third-party suppliers and distributors that are specific to the gift and debit card business and our distribution channels such as processors, programmers, social networks and security advisors.  We will be dependent on other companies to provide necessary products and services in connection with key elements of our business.  Any interruption in our ability to obtain these services, or comparable quality replacements would severely harm our business and results of operations.  Our business model includes our plan to incorporate our Socialwise™ Group Gifting Platform within existing social networks.  We will be dependent on these social networks to allow our applications for the Socialwise™ Group Gifting Platform to run within their proprietary Internet websites.  Permission for our applications to run on social networks is revocable at any time at the discretion of the social networks. Should such social networks for any reason deny our applications access to their networks, this would substantially harm our business and results of operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our ability to protect our intellectual property and proprietary technology surrounding our group gifting focus through patents and other means is uncertain. Our future success may depend significantly on our ability to protect our proprietary rights to the intellectual property upon which our products and services will be based. Our pending U.S. patent application, which includes claims to material aspects of our products and services that are not currently protected by issued patents, may not be issued as patents in a form that will be advantageous to us. Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

We are dependent upon consumer tastes with respect to gift cards for the success of our products and services. A gift card program’s acceptance by consumers and whether its generation of revenues will depend upon a variety of unpredictable factors, including:

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Public taste, which is always subject to change;

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The quantity and popularity of other gift cards and programs available to the public;

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The continued use and popularity of social networking sites such as Facebook and MySpace; and

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The fact that the distribution and sales method chosen for gift cards we market may be ineffective.

For any of these reasons, our programs may be commercially unsuccessful.  If we are unable to market and sell gift cards which are commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our Company is economically sensitive to general economic conditions, including continued weakening of the economy, therefore consumer purchases of discretionary items such as gift cards which make up a substantial portion of our current product offering could be adversely affected  and could consequently materially impact our Company’s sales of gift cards for the worse.   The gift card industry and consumer purchases in general, are subject to cyclical variations, recessions in the general economy and future economic outlook. Our results may be dependent on a number of factors impacting consumer spending, including general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; fuel and energy costs; energy shortages; taxes; general political conditions, both domestic and abroad; and the level of customer traffic on social networking websites. Consumer purchases of discretionary items, including gift cards, may decline during recessionary periods and at other times when disposable income is lower. A downturn or an uncertain outlook in the economy may materially adversely affect our business and the launch of our Socialwise™ Group Gifting Platform and BillMyParents™.

A portion of the merchants whose gift cards will be sold by our Company, may encounter financial difficulties and in the future default on their redemption obligations in connection with their cards we have in stock or have sold to consumers on their behalf, negatively affecting our Company’s reputation with consumers and potentially subjecting us to liabilities from said default and losses from the cards remaining in inventory.  Purchasers of gift cards, including our Company, are subject to the risk that merchants issuing the gift cards could default on the obligation to redeem the cards for the merchants’ goods or services.  Our Company could be affected both from an inventory standpoint (cards we have purchased for resale could become worthless) and from a consumer liability standpoint (consumers may press claims against our Company for losses they might suffer from a merchant’s default).  In the event that either of these two contingencies were to occur, our Company could potentially be subject to substantial losses which could affect our Company’s financial viability and lead an investor to lose a significant portion or all of his investment in our Company.

Financial Risks

Our financial statements have been prepared assuming that the Company will continue as a going concern. The factors described herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended September 30, 2008.  We currently project that our cash on hand and existing commitments for additional investment will not be sufficient to maintain our Company’s operations beyond one year from the date of this report.  If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Moreover, over the past several months, there has been significant deterioration in the global credit and equity markets. Recessionary conditions in the global economy threaten to cause further tightening of the credit and equity markets and more stringent lending and investing standards.   The persistence of these conditions could have a material adverse effect on our access to further debt or equity capital. In addition, further deterioration in the economy could adversely affect our corporate results, which could adversely affect our financial condition and operations.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss carry-forward will be limited.  We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible limitations on the use of tax loss carry-forwards, of the inability to use the net operating loss carry-forwards (“NOL”) of the VOS Subsidiary and the future expiration of the NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of Socialwise, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in your receiving a premium over the market price for your shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

While our management has evaluated our internal controls over financial reporting as effective in our most recent annual report of Form 10-K, in the future our independent auditors may not be able to certify as to their effectiveness at the time that such certification is required, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act. We, like all other public companies, must incur additional expenses and to a lesser extent the diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. While our management has evaluated our internal controls over financial reporting for the purpose of allowing management to report on them (and has evaluated them as effective in our most recent evaluation), our independent auditors in the future will be required to attest to them as well.  This is required (or will be required) by Section 404 of the Sarbanes-Oxley Act and the rules and regulations of the SEC, which we collectively refer to as Section 404. If in the future our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

We are dependent for our success on a few key executive officers, particularly our Company’s Chief Executive Officer and our Vice Presidents of Business Development and Operations. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on the OTC Bulletin Board or another over-the-counter quotation system, or on the ‘‘pink sheets,’’ where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Further future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements in documents incorporated by reference, as of the date of the date of the filing of the document that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except with respect to our obligation to provide amendments for material changes to the Prospectus during the duration of the offer and sale of our common stock by the selling stockholders, we do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors," above, and elsewhere in this prospectus which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

USE OF PROCEEDS

This prospectus covers 2,334,849 shares of our common stock, which may be sold from time to time by the selling stockholders.  Should the holders of the warrants exercise all of their options to purchase shares of our common stock, the cash proceeds to be received by the Company would total $1,304,091, although there can be no assurance that the warrant holders will exercise all or any their warrants.  The proceeds will be used by the Company for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See "Plan of Distribution."

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock trades publicly on the OTC Bulletin Board under the symbol "IDAE."  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

The following table sets forth the high and low bid prices per share of our common stock by the OTC Bulletin Board for the periods indicated as reported on the OTC Bulletin Board.

For the year ended September 30, 2009	High	Low
First Quarter	$2.34	$0.83

For the year ended September 30, 2008	High	Low
Fourth Quarter	$2.75	$2.01
Third Quarter	$2.06	$0.58
Second Quarter	$1.23	$0.95
First Quarter	$1.18	$0.75

For the year ended September 30, 2007	High	Low
Fourth Quarter	$0.92	$0.75
Third Quarter	$0.83	$0.17
Second Quarter	$0.75	$0.17
First Quarter	$1.42	$0.75

For the year ended September 30, 2006	High	Low
Fourth Quarter	$1.92	$0.83
Third Quarter	$3.50	$1.08
Second Quarter	$1.75	$0.42
First Quarter	$1.75	$0.58

The prices in the table above have been adjusted for both the 25-to-1 reverse stock split which was effective as of October 16, 2007 and our 3-for-1 forward stock split effective March 12, 2008.  Our stock began trading on the OTC Bulletin Board under the symbol “IDED” on October 18, 2007 and after March 12, 2008 traded under the symbol “IDAE.”  Prior to October 18, 2007, our stock traded on the OTC under its previous symbol “VOSI”.  The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders of Record

As of January 14, 2009, 42,233,181 shares of our common stock were issued and outstanding, and held by approximately 350 stockholders of record.

Transfer Agent

Our transfer agent is TranShare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, Telephone (303) 662-1112.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

Effective October 16, 2007, our Company adopted the 2007 Equity Incentive Plan which is the only compensation plan under which our common stock is authorized for issuance, and the 2007 Equity Incentive Plan has been approved by our stockholders.  The Plan was further amended by action of our Board of Directors in May 2008 to raise the number of securities available under the Plan to 3,500,000 shares (the change in the number of shares available was submitted for approval to our shareholders on November 12, 2008).  The table below sets forth information as of November 12, 2008 with respect to the 2007 Equity Incentive Plan:

Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
3,220,000	$0.81	280,000

SELLING STOCKHOLDERS

We are registering 2,334,849 shares of our common stock to be issued upon exercise of warrants to purchase the shares pursuant to this prospectus.  The warrants were purchased by the selling stockholders in the private placements discussed below.  See also “PROSPECTUS SUMMARY—Recent Transactions,” above.  This prospectus is a part of that registration statement.

On June 5, 2008, in connection with the sale of 12,000 shares of Series A Cumulative Convertible Preferred Stock for gross proceeds of $1,200,000, the Company issued warrants to purchase 1,818,182 shares of our Company’s common stock to the purchasers of the preferred stock at an exercise price of $0.50 per share.

On June 23, 2008, we entered into an advisor agreement Joseph Abrams in which we issued Mr. Abrams warrants to purchase 100,000 shares of our common stock with an exercise price of $1.45 per share.

On August 25, 2008, in connection with the sale of 833,333 shares of restricted common stock for gross proceeds of $500,000, the Company issued warrants to purchase 416,667 shares of our Company’s common stock to the purchaser of the common stock at an exercise price of $0.60 per share.

The price at which we issued common stock and the exercise price of the accompanying warrants were negotiated with the purchasers and reflected our progress at the time of the issuance with respect to the our Socialwise™ Group Gifting Platform, our cash position and the amount of funds being invested.  Our progress with our Socialwise™ Group Gifting Platform and the relative strength of our cash position favorably impacted (i.e. increased the price per share and exercise price per share) while the size of the cash contributed tended to result in more favorable terms for the investor (i.e. lowered the price per share and exercise price per share).  The exercise price per share of Mr. Abrams warrants was their market price on the date of issuance.

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders.  In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, we have included all shares of common stock owned or beneficially owned by that selling stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares which can be acquired within 60 days through exercise or conversion of a security. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.  Each selling stockholder's percentage of ownership in the following table is based on the 42,233,181 shares of our common stock outstanding as of  January 14, 2009, the shares of common stock into which the preferred shares are convertible of 3,257,576 and options and warrants exercisable as of (or within sixty days of) January 14, 2009 totaling 5,111,409.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock amounts or 50,602,166 shares as the total common stock in order to determine the percentage of class beneficially owned on the table below.

Name (4)	Beneficial Ownership Before Offering Number of Shares	# of Shares Being Registered (1)	Beneficial Ownership After Offering (2) Shares		%
Whalehaven Capital Fund Unlimited	3,522,728	1,174,243	2,348,485	(3)	4.64
Alpha Capital Anstalt	2,272,728	757,576	1,515,152	(3)	2.99
Momona Capital LLC	454,545	151,515	303,030	(3)	*
GRQ Consultants, Inc. 401K	454,545	151,515	303,030	(3)	*
Joseph Abrams	100,000	100,000	-		*
Total	7,221,213	2,334,849	4,886,364

* Less than one percent
(1) Represents the number of shares held by the selling stockholders which we have agreed to include in this Registration Statement.

(2) Assumes all of the shares being offered under this prospectus will be sold by the selling stockholders.  However, we are unable to determine the exact number of shares that will actually be sold or when or if sales will occur.

(3) Pursuant to the terms of the Series A Cumulative Preferred Stock financing documents dated June 5, 2008 with the selling stockholders, and the August 25, 2008 common stock financing documents with Whalehaven Capital Fund Unlimited, the number of shares of our common stock that may be acquired by the selling stockholders upon any conversion of the preferred stock and/or exercise of the warrants is limited, to the extent necessary, to ensure that following such conversion and/or exercise, the number of shares of our common stock then beneficially owned by the selling stockholder and other persons or entities whose beneficial ownership of our common stock would aggregated with the selling stockholder for purposes of the Exchange Act does not exceed 4.99% of the total number of shares of our common stock then outstanding.  Such cap may be increased to 9.99% by the selling stockholder upon 61 days notice to the Company.

(4) The natural person(s) or public company that has the ultimate voting or investment control over the shares held by the named selling stockholders is as follows:

Whalehaven Capital Fund Limited – Arthur Jones and Trevor Williams, Directors;

Alpha Capital Anstalt – Konrad Ackerman, Director;

Momona Capital LLC – Ari Rabinowitz; and

GRQ Consultants, Inc. 401K – Barry Honig.

To our knowledge, based on information obtained from the selling stockholders, none of the selling stockholders currently have short positions in our common stock, nor is any of the selling stockholders a registered broker-dealer or an affiliate of a broker-dealer.

Relationships with the Selling Stockholders

None of the selling stockholders has had any position, office or other material relationship with us within the past three years.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. However, each selling stockholder has provided written representations to the Company that it is not a broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock registered for re-sale hereunder.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses we incur incident to the registration of the shares offered for re-sale hereby.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of our common stock being offered for re-sale pursuant to this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of our common stock being offered for re-sale pursuant to this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock being offered for re-sale pursuant to this prospectus may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF BUSINESS

History

Our Company was originally incorporated in the State of Colorado on May 14, 1990 as “Snow Eagle Investments, Inc.” and was inactive from 1990 until 1997.   In April 1997, the Company acquired the assets of 1st Net Technologies, LLC, a California limited liability company, and the Company changed its name to “1st Net Technologies, Inc.” and operated as an Internet commerce and services business.  In August 2001, the Company suspended its operations, and from August 2001 to August 2004, the Company was in search of a reorganization candidate.  In September of 2005, the Company acquired VOS Systems, Inc. (the “VOS Subsidiary”) as its wholly owned subsidiary and the Company changed its name to “VOS International, Inc.” and traded under the symbol “VOSI.OB”.  The VOS Subsidiary operated as a technology company involved in the design, development, manufacturing, and marketing of consumer electronic products.  On October 16, 2007, we completed the acquisition of Socialwise, Inc. (formerly IdeaEdge, Inc., a California corporation) (“Socialwise”) and changed our Company’s name to “IdeaEdge, Inc.”  Through Socialwise, we develop and market innovative gifting solutions.

As a condition of the closing of the acquisition of Socialwise, the Company was required to sell the VOS Subsidiary and provide for the discharge of all of the historical debts and liabilities of the Company and the VOS Subsidiary.  Pursuant to the Purchase Agreement dated August 6, 2007 between the Company and Mr. Allan Ligi (its former Chief Executive Officer and a former director of the Company), Mr. Ligi purchased the VOS Subsidiary and assumed liabilities of the Company and the VOS Subsidiary totaling $1,237,746 as of September 30, 2007.  The Company also issued 5,680,383 shares of restricted Company common stock to Mr. Ligi.

The Company commenced trading under the symbol “IDED.OB” on October 18, 2007 which was changed to “IDAE.OB” on March 14, 2008.

Current Business

We intend to capitalize on the popularity of both the prepaid gift card market and online social networks by offering a new proprietary gift card platform that will enable individuals to conveniently give gifts individually or as members of groups within either social networking or other online environments.  Our business model is intended to use gift cards as a natural gift giving activity for social network and other Internet users.  Online social networks facilitate group interaction through multiple communication tools such as social networking sites (e.g. MySpace, Facebook, etc.), automated birthday reminders and group messaging.

Our Socialwise™ Group Gifting Platform and related application greatly simplifies the gifting process by coordinating the following functions for the user: 1) creation of a group list; 2) communications with members of the group; 3) collection of funds for the gift card; 4) tracking gift card contributions; 5) facilitating a group greeting card; and 6) delivering the group gift card by email or traditional mail. Under our program, consumers will be able to select from a wide selection of popular branded gift card merchants.

The software and hardware components of our platform include: 1) applications for social network application protocol interfaces (“APIs”); 2) interfaces to multiple gift card transaction processors; 3) financial links to gift card merchants; 4) user account and transactional database servers; and 5) user interface websites.

We also intend to capitalize on the popularity of Internet purchases made by teens and kids by offering a unique payment system which will enable parents and teens to link and communicate to guide responsible e-commerce transactions, which we are calling BillMyParents™.  The BillMyParents™ payment system allows potential customers for goods offered online or through social networks to purchase goods they were previously not able to purchase due to a lack of a credit or debit card with the permission and participation of a third party.

Using the BillMyParents™ button installed on participating merchants’ e-commerce sites, our program requests some information from the potential customer which is then forwarded to the third party (our target market is underage children requesting payments by parents).  The third party reviews the potential purchase, either approves or denies the request and then the potential customer is notified accordingly.  Should the third party consent to the transaction, they enter a valid credit card number, expiration date and security code as well as other identifying data.  Once validated, the third party is charged a small fee and the requesting purchaser is allowed to continue and complete the transaction. The merchant is charged a corresponding fee equivalent to a credit card charge and our Company remits the sales price collected from the third party to the merchant.

Business Model and Market Overview

There is an established business model for the third party gift card reseller channel.  On average, this channel receives between 8% and 12% of the face value of the gift card.  The current average face value of gift cards sold is $53 (2007 Comdata Holiday Gift Card Survey).  This implies an average of $5.30 of revenue for each gift card sold.  We expect that a significant portion of gift cards which we will sell will be delivered as virtual gift cards through email, minimizing our gift card fulfillment cost.  The gift card activation costs are minimal and the majority of the transaction costs will be paid by the gift card merchant.

The $100B gift card market continues to grow at a rapid rate.  Gift card merchants are continuously seeking new channels and innovative programs to set their gift cards apart from the increasingly numerous competitors and increase the purchased face amount of variably denominated gift cards.  We believe our Socialwise™ Group Gifting Platform opens up an exciting new channel for the gift card merchant.

We believe we have the opportunity to become a significant third-party gift card reseller using the social network channel.  A substantial percentage of gift cards sold are purchased through third-party gift card resellers. The third-party reseller channel continues to exhibit strong growth as merchants seek to expand their sales channels.

Through the date of this Registration Statement, we have entered into agreements with 25 merchants for the marketing and sale of their gift cards through our Socialwise™ Group Gifting Platform.  Agreements with merchants are specific to the merchant and vary greatly among them (we have filed a representative agreement as an exhibit to this Registration Statement).

Strategy

We plan to market the Socialwise™ Group Gifting Platform and BillMyParentsTM through three major channels: 1) directly to users of social networking websites through internally developed applications; 2) indirectly to users of social networking websites through partnerships with other social networking applications developers; and 3) through current gift card channels by enabling top branded gift card merchants to offer group enabled gift cards as a distinguishing feature to their gift card program and BillMyParentsTM as a distinctive and convenient payment option.  Our long term strategy is to group-enable popular gift card brands, and to create a dominant brand that is synonymous with online gifting.

We plan to launch our Socialwise™ Group Gifting Platform and BillMyParents™ in November 2008.  We are pursuing the marketing of the Socialwise™ Group Gifting Platform through relationships with programmers in the social networking application industry.  We expect to launch applications with these programmers commencing in November 2008.  We plan to continue to make our platform available to additional social network application programmers thereafter.  We plan to be able to offer a debit card payment program to customers by the end of March 2009.  We also plan to continue to present our Socialwise™ Group Gifting Platform and BillMyParents™ on an ongoing basis to gift card merchants for further integration, with the goal of allowing for electronic gift card solutions delivered instantly, in addition to physical gift card fulfillment.

Financial Model

Revenues from the Socialwise™ Group Gifting Platform are expected to be derived from discounts from the face value of gift cards sold and nominal coordination fees paid by users in connection with the group gifting feature.  Revenues from the BillMyParents™ payment system are expected to the derived from fees from merchants and users of BillMyParents™.  The direct costs incurred by us in connection with the platform and payment system are expected to be: 1) charges from credit card companies for payments we may receive; 2) processing fees paid to gift card processors; and 3) direct margin sharing arrangements expected to be paid to channel partners employing the Socialwise™ Group Gifting Platform in their applications.

We expect to continue to extensively employ outside consultants for the build out and ongoing maintenance of the platform and payment system, as well as for marketing, design, business development and other general and administrative functions of our Company.  While we intend to restrict the number of new employees we add to our Company’s workforce, we believe that new personnel will be necessary in the areas of project management, software programming, operations, accounting and administration.

Barriers to Entry

Our company owns intellectual property (“IP”) dating back to 2001 covering the group gift card concept in the form of a patent application we purchased in March 2008.  The patent application is entitled System for Multiple Signers on an Electronic Card and Gift.  The patent’s invention allows for (among other things) the pledges and collection of funds from multiple donors for a gift.  The patent is being reviewed by the United States Patent and Trademark Office (“USPTO”) and its final approval date is still unknown.  We are currently uncertain as to the length of the patent should it be granted.  The process of group gifting is a major component of our Socialwise™ Group Gifting Platform and a significant area of our planned future focus.  We have also applied for additional provisional patents targeted at integrating the group gifting process in social network environments and in connection with BillMyParentsTM.  Under United States patent law, a provisional application for patent is a type of national application for patent filed in the USPTO, but which does not mature into an issued patent unless further steps are taken by the applicant (i.e. our Company).

Should we be successful in obtaining the grant of the patents under application and should we be successful in countering any challenges to their validity that might emerge, the lifetime of the granted patents would be twenty years.  Successful procurement of the patents in question would give us a cost advantage from the license fees that competitors would be required to pay as well as revenues from said license fees.

Competitive Business Conditions

We currently are not aware of other enterprises offering a solution specifically similar to our Socialwise™ Group Gifting Platform.  When we speak of specifically similar solutions we mean solutions that integrate the marketing of debit cards and merchant gift cards with social networks, while offering a group gifting option.  However we are aware of several business models that attempt to exploit related target markets and are also aware that the overall gift card market is large and consists of competitors with far greater resources than those possessed by our Company.

One of the related target markets is the sale of virtual gifts which currently takes place online.  Virtual gifts are gifts that are given, usually through the Internet, that consist of a picture of an item (instead of the item itself) that may have some social or esthetic value.  Such gifts are given over the Internet, especially among participants within online social networks.  Virtual gifts represent an alternative to the gift cards that we intend to market, and would generally be expected to cost less for the giver than the purchase of our gift cards.  However, the advantages of a gift card (either physical or electronic) which can be used for the purchase of tangible products or services are clear in that the recipient is able to enjoy the physical goods and services in an offline setting.  While we do not currently have any data with respect to the preference of consumers for virtual gifts over the gift cards we intend to market, we believe that the benefits of an actual gift card will be apparent to a substantial portion of the givers and receivers in an online gifting setting.

Also, gift cards are being marketed directly to online social network users by several resellers.  However, we have not encountered the marketing of gift cards through social networks with the group gift giving feature that is an integral part of our Socialwise™ Group Gifting Platform.  Based on our research conducted to date, we believe that the inclusion of the group gifting feature will be a significant advantage and a compelling feature within a social networking setting.  We believe that the ability of a group of friends and family to collaborate on a gift for a loved one is compatible with the very nature of online social networks.  While we lack actual experience as to the value consumers will assign to the group giving feature, we think this feature represents a significant competitive advantage.

Finally, there are several small companies that have established Internet sites outside of social networks touting the group gifting feature.  Based on our research to date, we do not believe that they currently generate significant business from their sites due to the lack of a link to a ready-made audience through social networks.  Also, we believe that their activities could infringe upon our applied-for patent with respect to online group gifting, should the patent be granted.  We also believe our collaboration with leading application developers in the social network space along with our relationships with gift card merchants is a competitive advantage that favors our Socialwise™ Group Gifting Platform.

In general however, we face competition from other providers of gift cards and gift card services. Many of these providers have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these providers also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 6440 Lusk Blvd., Suite 200, San Diego California 92121, where we lease approximately 1,932 square feet of office space.  This lease is for a term of 24 months and commenced in July 2007.  The monthly rental payment including operating expenses for the facility is approximately $2,600.  We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined.  However, there are no legal claims currently pending or threatened against us that in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this prospectus.  See “SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS” above.

Overview and Financial Condition

Our Company’s operations which existed prior to October 16, 2007 were sold to Mr. Allan Ligi.  As part of the sale transaction, Mr. Ligi agreed to assume personal liability for all of the outstanding unpaid obligations of the VOS Subsidiary and certain unpaid obligations of our Company.  Additionally, in connection with Mr. Ligi’s assumption of these obligations, we obtained releases from certain creditors of the VOS Subsidiary releasing any further claims they may have against our Company for such unpaid obligations.  As of October 31, 2008, no one has made a claim against our Company for such unpaid obligations.  Mr. Ligi remains personally responsible to satisfy such obligations in the event such creditors seek payment from our Company with respect to such obligations.  Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Socialwise.  Our Company purchased Socialwise on October 16, 2007.  IdeaEdge, Inc. has no other operations than those of Socialwise.

Results of Operations

Sales revenues

Our Company had no sales revenues through September 30, 2007 and emerged from the development stage during the quarter ended December 31, 2007.  Sales revenues for the year ended September 30, 2008 were $6,564 and consisted entirely of sales revenues under the now discontinued American IdolTM gift card program.  With sales significantly below our management’s expectations, our management decided to shift its strategic focus away from being a card issuer and provider of online licensed merchandise toward providing online platforms to market and sell both reloadable and non-reloadable gift and debit cards provided by other issuers.

Our Socialwise™ Group Gifting Platform will be targeted at enabling individual and group gifting using popular online social networks.  Online social networks have built-in features that facilitate group interaction through multiple communication tools.  We intend for our platform to be used to enhance applications that run in the social networking environment, and enable a new class of electronic commerce transactions.  Our BillMyParents™ payment system will be targeted at enabling parents and teens to link and communicate to guide responsible e-commerce transactions on the Internet.  We have not however recognized any revenues to date under the Socialwise™ Group Gifting Platform or BillMyParents™, and there can be no assurance that these programs will turn out to be a successful new focus for us or that it will generate sufficient revenues with adequate margins to fund our operations over future periods.

We have taken significant steps towards repositioning our business toward the Socialwise™ Group Gifting Platform and BillMyParents™ including:

•

Securing intellectual property in the form of a patent application dating back to 2001 covering the group gift card concept;

•

Filing new provisional patents targeted at integrating the group gifting process into social network environments and for the BillMyParentsTM payment process;

•

Building software solutions to manage transactions among gift card providers and sources of payment;

•

Programming user applications that will be incorporated as both stand-alone websites and as applications within social networking environments for product distribution;

•

Negotiating agreements with merchants to enable group gift giving and distribution for popular brand gift card merchants; and

•

Building a reloadable debit card program which is incorporated within the platform.

The performance of our license to sell American IdolTM gift cards prompted management to discontinue further efforts aimed at exploiting the license and to record the impairment charges noted below.

Cost of Goods Sold

Cost of sales for the year ended September 30, 2008 was $47,805 (there was no cost of sales for the period April 3, 2007 (inception) to September 30, 2007).  Included in costs of sales were charges for the write-down of unsold merchandise inventory related to the American IdolTM product totaling $13,037 for the year ended September 30, 2008.  Our gross margin 2008 was negative and totaled $41,241 (none in 2007).  Due to the low volume of sales during the period, we did not cover the basic costs in connection with the maintenance of fulfillment capabilities required to allow for the redemption of the American IdolTM gift card.  Due to our failure to reach a level of revenues and corresponding positive gross margin from the program, we are in the process of shutting down the American IdolTM program in order to avoid attendant future related costs which include maintaining online and logistic fulfillment capabilities.

Selling, General and Administrative

Selling and marketing expenses for the year ended September 30, 2008 totaled $791,613, while totaling $189,579 for the period April 3, 2007 (inception) to September 30, 2007.  Included in these expenses for the year ended September 30, 2008 were employee compensation and related expenses of $180,719 (including deferred amounts totaling $14,393), payments to consultants for business development, marketing and merchandising services totaling $81,750, marketing and creative services of $58,586, noncash stock-based compensation expenses totaling $36,811, web development and maintenance expenses totaling $82,132 in connection with our gift card redemption and corporate websites, retail placement fees of $20,551, and amortization and recognition of impairments of $284,723 to expense previously purchased gift cards.  Expenses incurred in 2007 represented amounts incurred to market the not then as yet launched American IdolTM gift card program.

We recorded a loss due to impairment of our prepaid license agreement with FremantleMedia totaling $1,445,717 during the fiscal year ended September 30, 2008.  We recorded this charge because we made a determination during the quarter ended March 31, 2008 that consumer purchases of American IdolTM branded gift cards were below a level that would result in more than an immaterial recovery of our Company’s prepayments of non-refundable licensing royalty advances to date.

General and administrative expenses for the year ended September 30, 2008 totaled $2,680,925, ($345,338 for the period April 3, 2007 (inception) to September 30, 2007).  Included in these expenses for the year ended September 30, 2008 were employee compensation and related charges of $634,730 (including deferred amounts of $50,679), noncash stock-based compensation of $534,064, noncash charges in connection with the grant of common stock to SPN for investor relations services totaling $813,634, legal fees of $67,799, outside consulting of $77,225 and facility related expenses of $33,423.  Expenses incurred in 2007 represented amounts incurred during the establishment of our Company and to establish operations to support our previous business focus.

Operating expenses for the year ended September 30, 2008 totaled $4,918,255 ($534,917 for the period April 3, 2007 (inception) to September 30, 2007).  Noncash charges for stock-based compensation, investor relations services, depreciation and losses from the recognition of impairment of gift card inventories and the American IdolTM license agreement included in these amounts for the year ended September 30, 2008 totaled $3,013,715 ($6,122 in 2007).

Interest Expense and Income

For the year ended September 30, 2008, interest expense totaled $46,367 ($51,226 for the period April 3, 2007 (inception) to September 30, 2007).  Only $17 of the interest expense recorded in 2008 ultimately required the payment of cash ($268 in 2007). Charges for the accretion of interest expense on the licensing agreement payable totaled $32,755 for the year ended September 30, 2008 ($21,058 in 2007), while the interest expense totaling $13,595 for the year ended September 30, 2008 was later forgiven by the holders of notes payable and added to additional paid-in capital at the time the notes were repaid or converted into shares of our common stock ($29,900 in 2007).  Interest income of $6,868 for the year ended September 30, 2008 arose from excess cash on deposit.

Net Loss and Net Loss per Share

For the year ended September 30, 2008, our net loss totaled $4,998,995 ($586,143 for the period April 3, 2007 (Inception) to September 30, 2007).  Noncash charges for operating and non-operating expenses noted above and included in our net loss totaled $3,060,065 for the year ended September 30, 2008 ($57,080 in 2007).  Our basic and diluted net loss per share of $0.16 for the year ended September 30, 2008 ($0.03 in 2007) were identical due to the anti-dilutive effects of common stock equivalents during the two periods represented.  As a result of our deemed preferred stock dividend of $891,478 in 2008, our net loss attributable to common stockholders was further increased by this amount during the year ended September 30, 2008 to $5,890,473.  Our deemed preferred stock dividend arose as a result of our sale of convertible preferred stock and warrants in June 2008 which carried beneficial conversion features for the preferred stock portion.

Liquidity and Capital Resources

We have primarily financed our operations to date through the sale of unregistered equity and prior to our reverse merger in October 2007 with the issuance of notes payable converted into shares of our common stock.  At September 30, 2008, our total assets were $1,698,620 (including intangible assets for intellectual property totaling $186,943), working capital was $1,078,573, total liabilities were $418,942 and our stockholders’ equity totaled $1,279,678.  Our cash and cash equivalents balance at September 30, 2008 totaled $1,379,282.  Our financial position was improved by the sale of unregistered preferred stock, common stock and warrants to purchase common stock that resulted in additional net cash proceeds received during fiscal 2008 totaling $2,947,179.

Our total liabilities at September 30, 2008 included $65,072 in salary deferrals from our management employees.  During 2008, we recorded the reduction of future guaranteed amounts owed under the American IdolTM license agreement of $835,856 due to an amendment we negotiated to our license agreement.  Of the $340,364 recorded as accounts payable at September 30, 2008, $258,391 represented an amount due to one software engineering contractor that was paid in full during October 2008.

Plan of Operations

In March 2008, we purchased the rights to a patent application dating back to 2001 covering group gift cards and eCards.  We plan to launch our Socialwise™ Group Gifting Platform and BillMyParents™ in November 2008.

We continue to be dependent upon future revenues and additional sales of our equity securities to meet our cash requirements.  Barring our raising additional capital, we estimate we do not have sufficient cash to adequately fund the operations of the Company through September 30, 2009.  We currently estimate that we will require additional cash to adequately fund our operations through September 30, 2009 and that we will require the receipt of a portion of these proceeds prior to January 1, 2009.  There can be no assurance that we will be successful or under what terms we can raise the additionally required funds.

As of September 30, 2008, we have written off all costs previously capitalized in connection with American Idol gift cards purchased and disposed of our entire stock of inventory previously on hand.  We do not expect to purchase any significant property or equipment, or to have any significant change in the number of our employees for the next twelve months.  We expect however to continue to incur significant costs in building, launching and marketing the Socialwise™ Group Gifting Platform and BillMyParents™ payment system through December 31, 2009.

Going Concern

As noted above, there exists an uncertainty about our ability to continue as a going concern beyond one year from the date of this Annual Report.  The report of our Independent Registered Public Accounting Firm on our financial statements at September 30, 2008 was qualified with respect to our continuing as a going concern.  This uncertainty may adversely affect our relationship with customers and suppliers and have an adverse effect on our ability to obtain future debt or equity financing to maintain our operations.

Contractual Obligations

We have the following outstanding contractual obligation at September 30, 2008:

Operating lease of our facilities at 6440 Lusk Blvd., Suite 200, San Diego, CA
$24,822 due in nine monthly installments of $2,758 through June 2009.

Critical Accounting Policies Involving Management Estimates and Assumptions

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which are prepared in accordance with accounting principles that are generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  We continually evaluate our estimates and judgments and we base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances.  Materially different results can occur as circumstances change and additional information becomes known.

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, we must make a variety of estimates that affect the reported amounts and related disclosures.  We have identified the following accounting policies that we believe require application of management's most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Our significant accounting policies are described in more detail in the notes to consolidated financial statements included elsewhere in this filing.  If actual results differ significantly from our estimates and projections, there could be a material effect on our financial statements.

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition.  Revenue is recognized on the accrual basis of accounting when earned.  In connection with our former business of issuing gift cards to purchase our branded merchandise, we were responsible for providing merchandise to customers who purchased our gift cards.  Accordingly, we recognized revenue at the time that the gift cards were redeemed by customers in exchange for goods from our online Website, the product had been shipped, the selling price was fixed, collection was reasonably assured and when both title and risk of loss transferred to the customer, provided no significant obligations remained. Cash received in connection with unredeemed gift cards sold was recorded as deferred revenue until such time as the corresponding gift cards were redeemed for merchandise.  Sales revenues included sales taxes collected from the customer.

In connection with our future business of selling gift cards of other merchants, we will recognize commission revenue at the time the gift card is purchased by customers, the gift card has been shipped, the selling price and our commission for the sale is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as these criteria are satisfied.  We do not anticipate the requirement to collect sales taxes in connection with the sale of gift cards of other merchants.

The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Cash and Cash Equivalents.  We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

Stock Based Compensation.  We account for stock based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) Share-Based Payment, which requires the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values. We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of publicly traded companies that exist in our industry.  We use the simplified method as propounded in SAB No. 107 and SAB No. 110 to estimate the expected option life.

Development Stage Accounting.  Our Company emerged from the development stage during the three months ended December 31, 2007.  During that period we placed the American IdolTM gift card in over seven thousand retail locations, implemented web based applications for the redemption of consumer purchased gift cards, procured a varied assortment of product inventory for redemption and arranged for the physical fulfillment and logistics or products purchased thereby.  We made sales of the gift cards, redeemed the cards and shipped products beginning the same period and continuing through October 2008.

Recent Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions.  We adopted the accounting provisions of FIN

48 on October 1, 2007 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  We adopted the accounting provisions of FSP EITF 00-19-02 on October 1, 2007 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”).  SFAS No. 157 defines fair value, established a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements.  We adopted SFAS 157 on October 1, 2008 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  We adopted SFAS 157 on October 1, 2008 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”).  The new standard is a revision of previous guidance with respect to the proper accounting for business combinations.  SFAS 141R will be effective for our fiscal year beginning October 1, 2009 and early adoption is not permitted.  Our Company is currently evaluating whether SFAS 141R will have a material effect on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”).  The new standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation.  SFAS 160 will be effective for our fiscal year beginning October 1, 2009 and early adoption is not permitted.  Our Company is currently evaluating whether SFAS 160 will have a material effect on its consolidated financial statements.

In April 2008, the FASB issued EITF 07-05, Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, (“EITF 07-05”).  EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133.  EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early application is not permitted. Management is evaluating what effect, if any, EITF 07-05 might have on the Company's financial position and operating results.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2008 or at any time since our inception on April 3, 2007.

MANAGEMENT

Our directors are elected by our stockholders to a term of one year and to serve until his or her successor is duly elected and qualified, or until his death, resignation or removal. Each of our officers is appointed by our board of directors to a term of one year and serves until his successor is duly elected and qualified, or until his death, resignation or removal from office.

Our bylaws provide that the number of directors which shall constitute our whole board of directors shall not be less than one or more than five.  The number of directors is determined by resolution of our board of directors or by our stockholders at our annual meeting.  The board of directors has currently set the number of directors at three.  Our current board of directors consists of directors, two of which were elected to serve on our board of directors on October 16, 2007 and one of which was appointed to our Board of Directors on September 24, 2008.

The following table sets forth certain information regarding our executive officers and directors as of the date of this proxy:

Name

Age

Position

James Collas

48

Chief Executive Officer and a director of the Company

Chris Nicolaidis

47

Vice President of Business Development, Corporate Secretary and a director of the Company

Jonathan Shultz

48

Chief Financial Officer and Treasurer

Mark Sandson

68

Director

Mr. Collas has been the Chief Executive Officer and a director of our Company since October 16, 2007.  Mr. Collas has been the Chief Executive Officer, President and a director of our Company’s subsidiary, Socialwise, Inc., a California corporation from April 2006 until the present.  From October 16, 2007 to November 13, 2007, Mr. Collas was also the Chief Financial Officer and Treasurer of our Company, and from April 2006 until November 13, 2007, he was the Chief Financial Officer and Treasurer of Socialwise, Inc..  From September 2005 through March 2007, Mr. Collas was President, CEO and a director of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies.  From November 2002 through August 2006, Mr. Collas was an executive consultant in San Diego specializing in early stage ventures in the technology and Internet space.  From January 2000 through October 2002, Mr. Collas was a Founder and Managing Partner of IdeaEdge Ventures LLC, a San Diego based an internet venture incubator.  From September 1998 through September 1999, Mr. Collas was President of Amiga, Inc., which was a subsidiary of Gateway, Inc. focused on the convergence computer market.  From June 1992 through August 1998, Mr. Collas was CTO and Senior Vice President of Product Development at Gateway, Inc., a leading computer manufacturer and retailer.

Mr. Nicolaidis has been the Vice President of Business Development, Corporate Secretary and a director of the Company since October 16, 2007.  From April 2006 until the present, Mr. Nicolaidis has been Vice President of Business Development, Corporate Secretary and a director of the Company’s subsidiary, Socialwise, Inc.  From December 2005 to March 2006, he co-founded and was Vice President of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies.  From January 2003 to May 2004, he served as the Director of Business Development and Business Manager of the UCSD Center for Molecular Imaging, an entity owned by Molecular Imaging Corporation, a publicly traded healthcare company, and the University of California San Diego Healthcare System.  From July 1998 until December 2002, Mr. Nicolaidis co-founded and was a director of Benefit Management Systems of California, Inc. (“BMSCA”).

Mr. Shultz has been the Chief Financial Officer and Treasurer of the Company since November 13, 2007.  From June 2007 to November 2007, Mr. Shultz worked in the audit and attest practice of Squar, Milner, Peterson, Miranda and Williamson, LLP.  From November 2006 to June 2007, Mr. Shultz worked as a financial consultant or interim Chief Financial Officer for several San Diego area public and private companies.  From October 2004 to November 2006, Mr. Shultz was the Chief Financial Officer for Neology, Inc., located in Poway, California, which manufactured and deployed radio frequency identification solutions.  From August 2002 to December 2004, Mr. Shultz was the Vice President and Chief Financial Officer for Behavioral Medical Research in San Diego, California, a firm conducting pharmaceutical research.

 Mr. Sandson was appointed to the Board of Directors on September 24, 2008.  Since May 2001, Mr. Sandson has been the Managing Director of Core Capital Group, a consulting firm that provides merger and acquisition and strategic advisory services.  From October 1999 to April 2001, Mr. Sandson was a Vice President with CompuCom Systems, Inc., an information technology products and services company.  From August 1990 to September 1999, Mr. Sandson served as a consultant to the information technology and defense systems industries.

There are no family relationships among members of our management or our Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Objectives and Philosophy

Our Company’s Management’s objectives are to attract and retain highly competent executives and to compensate them based upon a pay-for-performance mentality. Our current plan relies on informal goals and objectives agreed upon among the small existing executive group. The achievement of such informal goals and objectives constitute requirements for continued employment and advancement with our Company but there are no objective performance measures at present that upon achievement by the executives would trigger the payment of an annual incentive bonus and there are currently no plans to pay such a bonus. However, in the future we intend to formalize our plans with respect to executive compensation as our products are launched and more objective performance criteria become available with which to judge the performance of our executive Management team. No member of our executive team has received an increase in compensation since the date of his hire. No member of our executive team has received any compensation under an annual incentive bonus to date.

With the intent to increase short-term and long-term stockholder value, we have designed our executive compensation policies and practices to reward our Company’s executives based on:

•

Company performance;

•

Individual performance; and

•

The demonstration of leadership, team building skills and high ethical standards.

We include a significant equity component in our overall compensation to align the long-term interests of our executives with those of our stockholders.  Our executive compensation plan is designed to encourage success of our executives as a team, rather than only as individual contributors, by attaining overall corporate goals.  In setting those goals, we consider the current and anticipated economic conditions in our market place and industry and the performance of other companies in our market place and industry.

Overall, we seek to employ executives that were not only qualified to fulfill the roles of the positions we require at the time of their hire, but who also have prior experience and demonstrated capabilities to function in a far larger and complex entity than where our Company is currently.  We believe it is critical that our executives be able to work in an environment without the support of staff subordinates which usually accompany a larger and more seasoned company.  Further, along with and given the benefit of maintaining continuity within the executive team, we highly desire executives that can adapt to what we hope will be a rapidly growing company.  Our executives must be able to not only fill many roles within their areas of expertise, but also to oversee other areas that may be outside their specialty.  Accordingly, we highly value the trait of adaptability.

In order to attract the type of talented executive we seek, we have found that these individuals value the potential large future rewards that come from long-term compensation arrangements in the form of stock option arrangements over current cash compensation.  Also, given the current early stage nature of our business and the accompanying premium we must place on cash, this allocation of compensation also currently benefits our Company.  Accordingly, we have structured our compensation arrangements accordingly.

Three of the four members of our executive team were founders of Socialwise and have large holdings of our common stock.  By the very nature of their shareholdings in our Company, these executives’ personal financial well-being is closely tied to our Company’s long-term success.  Our Chief Financial Officer was employed after the acquisition of Socialwise.  Therefore we felt it was necessary in order to incentivize him in a similar manner to the other members of the executive team, to make substantial grants of stock options when he joined our Company and at the time we refocused our business in a new direction.  The grants made to Mr. Shultz reflected both our compensation philosophy and the results of negotiations between him and our Board of Directors at the time of the respective grants.

Role and Authority of our Future Compensation Committee

While we currently have no Compensation Committee, as the number of members of our Board of Directors expands with the expansion of our business operations, we intend to institute a Compensation Committee consisting of independent members of our Board. Each member of the Compensation Committee will be required to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and satisfy the independence requirements imposed by the Nasdaq Global Market.  The Compensation Committee will be responsible for discharging the responsibilities of the Board of Directors with respect to the compensation of our executive officers.

Until the September 24, 2008 appointment of Mark Sandson to our Company’s Board of Directors, our Board of Directors (functioning as our Compensation Committee) consisted of two individuals who were both executive officers of our Company.  Therefore, our executive officers were solely responsible for determining and recommending the amount and form of executive compensation that was paid during fiscal 2008.

Elements of Executive Compensation

Executive compensation consists of the following elements:

•

Base salary;

•

Annual incentive bonuses;

•

Long-term incentives; and

•

Retirement benefits under a 401(k) plan and generally available benefit programs.

Base Salary.  The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account his scope of responsibilities, qualifications, experience, prior salary and competitive salary information within our industry. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his sustained performance against individual goals, including leadership skills and the achievement of high ethical standards, the individual’s impact on the Company’s business and financial results, current salary in relation to the salary range designated for the job, experience, demonstrated potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

Annual Incentive Bonuses.  Payments under future executive bonus plans that may be instituted will be based on achieving both personal and corporate goals. Personal goals will support our overall corporate goals and, wherever possible, contain quantitative components.  An executive officer’s success or failure in meeting some or all of these personal goals will affect the individual’s bonus amount. Corporate goals will consist of specific financial targets for the Company.  For example, we would not expect to pay incentive bonuses prior to achieving an annual rate of revenues of at least $1 million, nor would we expect to pay incentive bonuses when we are forecasting needing to raise additional equity capital to fund operations.   We believe that offering significant potential income in the form of bonuses will allow us to attract and retain executives and to align their interests with those of our shareholders.

Long-Term Incentives.  Our long-term incentives consist of our Company’s Common Stock and stock option awards. The objective of these awards is to align the longer-term interests of our shareholders and our executive officers and to complement incentives tied to annual performance.  We have used stock options as our primary long-term equity incentive vehicle with respect to our Chief Financial Officer who joined our Company after its founding.  The remainder of our executives who are also Company founders are presently incentivized on a long-term basis by way of their shares of Common Stock received at the founding of our Socialwise, Inc. subsidiary (that were subsequently exchanged for shares of our Company’s Common Stock in October 2007).  We have not adopted stock ownership guidelines.

401(k) and Other Benefits.  During the year ended September 30, 2008, our executive officers were eligible to receive certain benefits available to all our employees on the same terms, including medical and dental insurance.  During the year, we also maintained a tax-qualified 401(k) Plan, which provides for broad-based employee participation.  Under the 401(k) Plan, all employees are eligible to receive matching contributions from the Company of 100% of employee contributions up to a maximum of 4% of the employees’ salaries, per year.  We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees.  We believe that the 401(k) Plan and medical and dental insurance benefits allow us to remain competitive for employee talent, and we believe that the availability of these benefit programs generally enhances employee productivity and retention.

The Impact of Tax and Accounting Treatments on Elements of Compensation

We have elected to award non-qualified stock options instead of incentive stock options to all grantees of our Company’s stock options, with the exception of one employee that received a grant of 30,000 (as adjusted for our March 12, 2008 3-for-1 stock split) incentive stock options.  All other options or warrants granted to advisors, Directors and consultants were non-qualified options or warrants in order to allow our Company to take advantage of the more favorable tax advantages associated with non-qualified stock options or warrants.

Internal Revenue Code Section 162(m) precludes the Company from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. To date, we have not exceeded the $1,000,000 limit for any executive. However, since stock-based awards comprise a significant portion of total compensation, the Board of Directors has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

Our Rationale for Selecting a Particular Event to Trigger Payment under a Change of Control Agreement

We are required to make payments upon a change of control of our Company to only one employee, our Chief Financial

Officer Jonathan Shultz.  Payments or benefits that would be required to be made to Mr. Shultz as a result of any change of control of our Company are as follows:

•

Mr. Shultz’s stock option grants provide that, in case of an Acquisition of the Company (as defined in Section 11(c)(i) of our Company’s 2007 Equity Incentive Plan), all of his stock options then outstanding shall become fully vested; and

•

On August 12, 2008, our Company entered into a change of control agreement with Mr. Shultz that calls for Mr. Shultz to be paid the cash value of 500,000 shares (as adjusted for any splits or combinations) of our Common Stock, or equivalent acquisition consideration, should our Company be acquired (as defined in the agreement) and he is in our Company’s employ on the date of the closing of the transaction.

We adopted these agreements with Mr. Shultz with defined trigger events for such compensation upon a termination following, or as a result of a change of control, in order to provide incentives for him to work for, instead of against, changes of control of the Company that align with our shareholders’ interests.  We do not believe similar agreements are necessary for our other members of management due to their significant existing ownership of Company common stock.

The amount of compensation for which Mr. Shultz would be eligible upon the Company’s acquisition, and in the event he remains employed with our Company on the date of the closing of the acquisition, would be the per share price for which the Company was acquired multiplied by 500,000.  Based on the closing price of our Common Stock on September 30, 2008 of $2.31, the cash payment that would be due to Mr. Shultz upon a change of control (as defined in the agreement) would be $1,155,000.

The agreement with Mr. Shultz defines a change of control as an “Acquisition” and states as follows.  Acquisition shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (the “Purchaser”) in which the shareholders of the Company prior to such consolidation or merger (but excluding any ownership by the Purchaser) own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company (collectively, a “Stock Purchase”); or (ii) a sale of all or substantially all of the assets of the Company (an “Asset Purchase”).

No other compensation or benefits would be due to Mr. Shultz based on agreements currently in place between him and our Company.  Mr. Shultz is the only executive with a change of control agreement as he is the only executive officer that does not have substantial holdings of our Common Stock as a result of being a Company founder.

The Level of Salary and Bonus in Proportion to Total Compensation

Because of the commonality of interests among our executives and our shareholders in achieving the sustained, long-term growth of the value of our stock, we seek to keep cash compensation in line with market conditions and, if justified by the Company’s financial performance, place emphasis on the ownership of Company stock and use of stock options as a means of obtaining significantly better than average compensation.  Our efforts to keep cash compensation in line with market conditions to date have been informal and based primarily on discussions with business colleagues in the local marketplace and the review of widely available comparative salary data (specifically we make reference to the periodic publication by the San Diego Union-Tribune of San Diego public company executive salaries compiled from their Securities and Exchange Commission annual filings).  We also based our conclusions that our cash compensation was in line with market conditions based on our executives’ prior employment histories with other similar sized companies, in similar responsible positions.  We have not engaged in a practice of formal benchmarking of our executive compensation, but expect to formalize our compensation practices in the future should we be successful in growing our business.  Part of such formalization may take the form of benchmarking.  Because of the significant equity stake or equity incentives that our executives maintain in our Company, we believe their cash compensation and benefits received are modest in comparison to similar sized public companies.  We have not engaged the services of compensation consultants but may do so in the future.

Other Compensation

We intend to continue to maintain our current benefits for our executives, including medical and dental insurance coverage and the ability to contribute to a 401(k) retirement plan; however, our Board of Directors may in its discretion revise, amend or add to the executive’s benefits if it deems it advisable. The benefits currently available to the executives are also available to our other employees.

Executive Compensation

Through the year ended September 30, 2007, our Company operated under severe shortages of cash.  The shortages were due in part to our Company’s poor operating results and in part to its lack of sufficient capital.  Due to the shortage of cash and lack of revenue, our Company’s management that was in place through our October 16, 2007 acquisition of Socialwise, Inc., elected to forego nearly all forms of compensation, with the exception of participation in the medical plans available to all employees.  The current management of the Company does not have any other knowledge of the compensation policies or decisions regarding the named executive officers for the last completed fiscal year ending September 30, 2007.

In March and April 2008, our Company operated under similar shortages of cash.  During those months, our executives elected to defer a significant portion of their compensation.  This deferred compensation remains a liability of our Company at September 30, 2008.

The following table summarizes the compensation to our current and former named executive officers and Directors of our Company for the last two fiscal years ending September 30, 2008 and 2007.  Mr. Ligi and Mr. LaVorgna resigned effective as of the October 16, 2007 in connection with the acquisition of Socialwise, Inc.  Our current executive officers are employed by our Company’s subsidiary, Socialwise, Inc.

SUMMARY COMPENSATION TABLE

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Compensation(1)(6)

Total

Position

Year

($)(5)

($)

($)(2)

($)(3)

Comp ($)

($)

($)

($)

James Collas

2008

186,458

0

0

0

0

0

16,667

203,125

President/Chief Executive Officer/Director

Chris Nicolaidis

2008

149,167

0

0

0

0

0

13,333

162,500

Vice President Business Development/Secretary/Director

Jonathan Shultz (4)

2008

132,500

0

0

465,932

0

0

13,333

611,765

Chief Financial Officer/Treasurer

Allan Ligi

2007

0

0

0

0

0

0

0

0

President/Director

Dennis LaVorgna

2007

0

0

0

0

0

0

0

0

CFO/Director

(1)

As of September 30, 2007, the Company made group life, health, hospitalization and medical plans available for its employees. The Company had no pension plans or plans or agreements which provided compensation on the event of termination of employment or a Company change in control.

(2)

Amounts do not include shares of Common Stock granted to Messrs. Collas and Nicolaidis in Socialwise, Inc. on April 3, 2007.  These shares of Common Stock were later exchanged for an equal number of shares of our Company’s Common Stock simultaneous with the acquisition of Socialwise, Inc. by our Company on October 16, 2008.

(3)

Refer to “Share-based Payments,” in the Notes to Consolidated Financial Statements to be included in the Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(4)

Mr. Shultz was appointed our Company’s Chief Financial Officer and Treasurer on November 13, 2007.

(5)

Amounts in this “Salary” column do not include the portion of salaries for the months of March and April 2008 that was deferred by Messrs. Collas, Nicolaidis and Shultz and remains a liability of our Company at September 30, 2008 (these amounts are included in the “All Other Compensation” column – please see note (6) below).

(6)

Includes the portion of salaries for the months of March and April 2008 that was deferred by Messrs. Collas, Nicolaidis and Shultz and remaining unpaid at September 30, 2008.

The above amounts with respect to compensation from option awards equaled the amounts that were recognized as compensation expense in our financial statements for the year ended September 30, 2008.  The amounts were calculated in accordance with Statement of Financial Accounting Standards No. 123R.

Outstanding Equity Awards at September 30, 2008

Only one of our executive officers and one of our directors has outstanding equity awards through the date of this Proxy Statement.  Information as of the fiscal year ended September 30, 2008, including the value of the stock awards, with respect to our Company’s Chief Financial Officer Jonathan Shultz is as follows:

November 13, 2007 grant:

Number of securities underlying unexercised options exercisable:

522,500

Number of securities underlying unexercised options unexercisable:

617,500

Option exercise price:

$0.95

Option expiration date:

November 13, 2012

May 22, 2008 grant:

Number of securities underlying unexercised options exercisable:

387,500

Number of securities underlying unexercised options unexercisable:

1,472,500

Option exercise price:

$0.74

Option expiration date:

May 22, 2013

Shares for the respective grants vest 1/24 upon the grant date and then 1/24 each month until fully vested.

Information as of the fiscal year ended September 30, 2008, including the value of the stock award, with respect to our outside director, Mark Sandson, is as follows:

September 24, 2008 warrant issuance:

Number of securities underlying unexercised warrants exercisable:

8,337

Number of securities underlying unexercised warrants unexercisable:

   91,663

Warrant exercise price:

       $2.45

Warrant expiration date:

September 24, 2010

No options or warrants have been exercised by any of the grantees through the date of this Proxy Statement.

None of our directors, executives or employees participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by our Company.  None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by our Company.

Director Compensation

Two of our current directors, Mr. James Collas and Mr. Chris Nicolaidis, are both employees of the Company and are not compensated in their capacity as directors.  Our one outside director Mr. Sandson received warrants to purchase 100,000 shares of our Common Stock at $2.45 per share.

Change of Control Agreement

On August 12, 2008, our Company entered into a change of control agreement with Jonathan Shultz, our Chief Financial Officer.  The agreement calls for Mr. Shultz to be paid the cash value of 500,000 shares (as adjusted for any splits or combinations) of our common stock, or equivalent acquisition consideration, should our Company be acquired (as defined in the agreement) and he is in our Company’s employ on the date of the closing of the transaction.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Party Transactions.  Our Company closely reviews transactions between the Company and persons or entities considered to be related parties (collectively “related parties”).  Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our common stock (or an immediate family member of these persons) has a direct or indirect material interest.  Transactions of this nature require the approval of our management and our Board of Directors.  We believe such transactions were at terms comparable to those we could have obtained from unaffiliated third parties.

Prior to our acquisition of Socialwise, Inc., our Company had more informal procedures in connection with the identification and approval of related party transactions.  We believe however that our Company’s current and prior management correctly identified and disclosed all material related party transactions in our financial statements.   Since October 1, 2005, we have not had any transactions in which any of our related parties had or will have a direct or indirect material interest, nor are any such transactions currently proposed, except as noted below.

From inception through 2004, funds were advanced from Allan Ligi, a former officer and director and current shareholder of our Company, to finance Company operations. Effective October 29, 1999, a note was generated for the amount of $725,000 plus interest at 7.75%, to be paid in monthly installments over a period of ten years. As of September 30, 2007, the balance due on this note was $675,955. Due to the Company's financial limitations, Mr. Ligi agreed to not accrue interest on the outstanding note effective October 1, 2001. As of October 16, 2007 and in connection with the sale of VOS Systems to Mr. Ligi as discussed in “Description of Business” above, this obligation was effectively extinguished with Mr. Ligi’s assumption of the liabilities of VOS Systems and certain liabilities of the Company.

In January 2006, the Company entered into an agreement with Circulation Marketing Systems, Inc. (“CMS”), a private company which is owned by Mr. Ligi. The agreement provided that our Company would fund the initial setup of CMS in exchange for 10% of CMS’ profits over five years.  Our Company carried a receivable of $30,704 from our contributions to the setup of CMS, however, due to CMS’ lack of commercial success and ultimate inability to repay us, this amount was written off as of September 30, 2006.  The agreement was terminated in writing as of October 9, 2007.

As of September 30, 2007 and 2006, additional related party indebtedness included an unsecured promissory note that accrued interest at 10% per annum to Auto Body Excellence, a company owned by a Mr. Ligi in the amount of $107,813 and $40,013, respectively and an unsecured promissory note that accrues interest at 10% per annum, to Mr. Arnold Ligi (a former director) in the amount of $50,000 at both September 30, 2007 and 2006, each of which were assumed by Allan Ligi as of October 16, 2007 in connection with the sale of VOS Systems.

In April 2007, Collas Holdings, LLC loaned Socialwise, Inc. $8,000 pursuant to the terms of a Promissory Note dated May 2007.  Collas Holdings, LLC is wholly-owned by James Collas, our CEO, director and principal shareholder.  The principal amount under the promissory note accrued interest at 5% and $8,186.67 of principal and accrued interest was repaid in full on July 11, 2007.

In October 2007, we purchased marketing data with a total cost of $12,000 from a company which formerly employed our Chief Executive Officer and our Vice President of Business Development.

Parent Companies.  We do not have a parent company.

Director Independence.  Neither Mr. Collas nor Mr. Nicolaidis is considered to be an independent director under the NASDAQ listing standards.  The Board has determined that Mr. Sandson is an independent director under the NASDAQ listing standards.  Our entire Board also serves as the audit committee of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of _January 14, 2009, we had 42,233,181 shares of common stock and 12,000 shares of Series A Cumulative Convertible Preferred stock (the “Series A Preferred Stock”) issued and outstanding.  The Series A Preferred stock is convertible into 3,257,576 shares of our Company’s Common Stock.  Options and warrants exercisable as of (or within sixty days of) January 14, 2009 total 5,111,409.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock amounts or 50,602,166 shares as the total common stock in order to determine the percentage of class beneficially owned on the table below.  The following table sets forth as of  January 14, 2009, information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as our Series A Preferred stock, warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
James Collas (5)	8,029,473	15.9%
Chris Nicolaidis (6)	5,250,114	10.4%
Jonathan Shultz (2)	1,582,500	3.1%
Mark Sandson (8)	300,001	0.6%
All directors and executive officers as a group (4 persons)	15,162,088	30.0%

5% Stockholders
Robert Wheat (3)	2,835,128	5.6%
8875 Towne Centre Drive, Suite 105, San Diego, California, 92122
Jeffrey Hall	2,447,913	4.8%
Whalehaven Capital Fund Limited (4) (7)	3,522,728	7.0%
560 Sylvan Avenue, Englewood Cliffs, NJ, 07632

(1)  Unless otherwise noted, the address is c/o IdeaEdge, Inc. 6440 Lusk Blvd., Suite 200, San Diego California 92121.

(2)  Includes 250,000 options which are exercisable within sixty (60) days of January 14, 2009.

(3)  Mr. Wheat’s holdings include the holdings of Sano Holdings, Inc. and SPN Investments, Inc., in each of which entities, Mr. Wheat is the sole shareholder.  Amounts do not include 241,657 and 121,093 shares (362,750 shares total) of Common Stock to be transferred in the future by Messrs. Collas and Nicolaidis to SPN Investments, Inc. under the terms of the Finder Agreement dated August 12, 2008.

(4)  Includes 5,000 shares of Series A Preferred Stock which is convertible into 1,515,152 shares of Common Stock and 833,333 shares of Common Stock.  Amounts shown above are on an as-converted basis for the Series A Preferred Stock.  Amounts include warrants to purchase 757,576 and 416,667 shares of common stock with exercise prices of $0.50 and $0.60 per share, respectively and immediately exercisable.

(5)  Includes 241,657 shares of common stock required to be transferred to SPN, Inc. in the future under the Finder Agreement dated August 12, 2008.

(6)  Includes 121,093 shares of common stock required to be transferred to SPN Investments, Inc. in the future under the Finder Agreement dated August 12, 2008.

(7)  The natural persons that have the ultimate voting or investment control over the shares held by Whalehaven Capital Fund Limited are Arthur Jones and Trevor Williams, Directors.

(8)  Includes 50,002 options which are exercisable within sixty (60) days of January 14, 2009.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following summary is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to our previous filings with the SEC and incorporated herein by reference.

As of  January 14, 2009, there were 42,233,181 shares of common stock outstanding that were held of record by approximately 350 stockholders of record, and 10,570 shares of Series A convertible preferred stock (held by four shareholders) outstanding.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series A convertible preferred stock which are issued and outstanding, and any series of preferred stock that we may designate and issue in the future.

Our Series A convertible preferred stock has the following characteristics:

Face Value:  Each share of Series A Stock has a face value of $100 per share.

Voluntary Conversion:  Each share of Series A Stock is convertible at the election of the holders at any time into approximately 303 shares of our common stock, subject to increase under the anti-dilution provisions under the Certificate of Designation and the Subscription Agreement upon the occurrence of events as defined therein.

Dividends:  Except in the event of default under the terms of the Subscription Agreement, the Series A Stock pays no dividends.  In the event of an uncured default by the Company, the Series A Stock pays dividends of 12% per annum during the period our Company is in default as described under the Certificate of Designation.

Redemption:  The Series A Stock is not required to be redeemed by our Company.

Liquidation Rights:  Upon the occurrence of a liquidation event (as defined in the Certificate of Designation), the holders of Series A Stock will be repaid their full face value and cumulative accrued dividends prior to the receipt of any other class of preferred or common stock.

Forced Conversion:  We have the right to force conversion of each share of Series A Stock into approximately 303 shares of common stock at any time after December 12, 2008, provided our common stock has maintained a closing price of $1.00 per share for three consecutive trading days prior to conversion.

Voting Rights: Generally, our Series A Stock has no voting rights.

Covenants: The Subscription Agreement imposes certain covenants on us, including restrictions against incurring additional indebtedness, issuing any additional equity except certain permitted issuances, creating any liens on our property, amending our certificate of incorporation or bylaws in a manner which may adversely affect the Series A Stock holders, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions.

Warrants:  The warrants issued in connection with the sale of Series A Preferred Stock are 66 month warrants to purchase shares of our common stock at a price of $0.50 per share, subject to adjustment, including full-ratchet anti-dilution protection.  We have the right under certain conditions to call the warrants.

Reset Provision:  The Subscription Agreement also contains a “favored nations” provision which provides that, other than in connection with the certain excepted issuances, until the sooner to occur of (i) thirty (30) months after the closing date, or (ii) until the Series A Stock is no longer outstanding, if our Company shall agree to or issue any common stock or securities convertible into or exercisable into common stock at a price per share or conversion or exercise price per share which is less than the conversion price for the Series A Stock or warrant exercise price in effect at such time, without the consent of each Series A Stock subscriber, then our Company must issue to each subscriber for each such occasion, additional shares of common stock so that the average per share price of the shares to be received upon conversion of the Series A Stock and warrants then owned by each subscriber is equal to such other lower price per share and the conversion price and warrant exercise price shall automatically be reduced to such other lower price.

We have reserved 3,500,000 shares of common stock for issuance pursuant to our 2007 Equity Inventive Plan (subject to the approval by our shareholders of a previous act of our Company’s Board of Directors), of which 3,220,000 shares have been issued in the form of stock options as of September 10, 2008.

We also have outstanding warrants to purchase shares of our common stock (none of the underlying common stock is registered) as follows:

Exercise Price	Shares Underlying Warrants	Vested (1)	Expiration Date
$0.71	100,000	100,000	12/31/2013
$1.45	100,000	74,999	6/23/2011
$2.25	350,000	116,666	9/8/2010
$2.40	75,000	9,375	9/22/2011
$2.45	100,000	33,336	9/24/2010
$2.08	13,482	6,741	10/9/2010
$1.00	100,000	100,000	10/17/2010
$1.85	50,000	50,000	11/4/2010
$0.90	85,000	7,083	12/12/2010
$0.90	20,000	-	12/19/2010
$0.90	6,000	-	12/19/2010
$0.60	416,667	416,667	8/25/2013
$0.50	1,818,182	1,818,182	12/5/2013
$1.00	521,954	521,954	12/12/2010
Total	3,756,285	3,255,003

(1)

– vested as of January 14, 2009.

The $0.50 and $0.60 warrants have a call provision that allows our Company to require them to be exercised if we have registered the underlying shares of common stock and if the common stock maintains a closing market price of $1.00 per share for three consecutive trading days (subject to certain limitations).   The $0.50 and $0.60 warrants also carry additional provisions in favor of the warrant-holders including: (1) severe penalties for failure to timely deliver underlying share certificates upon exercise; 2) anti-dilution adjustments for any future issuances of common stock at prices less than the exercise price of the warrants; and 3) piggy-back registration rights.

DISCLOSURE OF COMMISSION POSITION
OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·

effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Steven James Davis, A Professional Corporation, in San Diego, California.

EXPERTS

The consolidated financial statements as of September 30, 2008 and 2007 and for the year ended September 30, 2008 and the period April 3, 2007 (inception) to September 30, 2007 included in this Preliminary Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis, and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Mr. Davis, the principal of Steven James Davis, A Professional Corporation, is a shareholder of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our Company engaged BDO Seidman, LLC (“BDO”) as its independent registered public accounting firm effective October 8, 2008.  The decision to engage BDO was approved by the Company’s Board of Directors which also functions as the Company’s audit committee.

During our Company’s two most recent fiscal years and the interim period prior to engaging BDO, neither our Company nor anyone on its behalf consulted BDO regarding any of the matters enumerated in Item 304(1)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

Cordovano and Honeck LLP resigned as the independent registered public accounting firm of our Company effective August 27, 2008. The reports of Cordovano and Honeck LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period up to the resignation of Cordovano and Honeck LLP, there have not been any disagreements between the Company and Cordovano and Honeck LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Cordovano and Honeck LLP would have caused Cordovano and Honeck LLP to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

Weaver & Martin, LLC was the registered public accounting firm of our subsidiary, Socialwise, Inc., prior to its acquisition by our Company on October 16, 2007.  Weaver & Martin, LLC was not retained after the acquisition.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-1, and amendments thereto, under the Securities Act relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement, as amended. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, as amended, and it does not contain all information in the registration statement, as amended, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference room of the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete.  You should refer to the copy of such contract or other document that we have filed as an exhibit to the registration statement, as amended, of which this prospectus is a part, for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet at September 30, 2008

Consolidated Statements of Operations for the year ended September 30, 2008 and the period April 3, 2007 (Inception) to September 30, 2007

Consolidated Statements of Changes in Stockholders’ Equity for the year ended September 30, 2008 and the period April 3, 2007 (Inception) to September 30, 2007

Consolidated Statements of Cash Flows for the year ended September 30, 2008 and the period April 3, 2007 (Inception) to September 30, 2007

Notes to Consolidated Financial Statements

To the Board of Directors and Shareholders:

IdeaEdge, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of IdeaEdge, Inc., as of September 30, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended September 30, 2008 and the period April 3, 2007 (inception) to September 30, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IdeaEdge, Inc., at September 30, 2008 and 2007, and the results of its operations and its cash flows for the year ended September 30, 2008 and the period April 3, 2007 (inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit at September 30, 2008.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

La Jolla, California

October 31, 2008

IDEAEDGE, INC.
Consolidated Balance Sheet
September 30, 2008 and 2007
Assets

	2008	2007

Current assets:
Cash and cash equivalents	$1,379,282	$520,613
Gift card inventory	-	180,300
Inventory	-	14,132
Prepaid licensing agreement, current portion	-	-
Prepaid consulting services	110,366	-
Other current assets	7,867	13,472

Total current assets	1,497,515	728,517

Property and equipment, net of accumulated
depreciation of $3,244 ($55 in 2007)	8,474	1,924
Prepaid licensing agreement	-	2,282,043
Intangible assets	186,943	-
Other assets	5,688	84,688

	$1,698,620	$3,097,172

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$340,364	$26,389
Amounts due for fund raising activities	-	194,000
Bridge loan payable	-	477,750
Accrued interest	-	29,900
Accrued personnel compensation	65,072	10,996
Other current liabilities	13,506	112

Total current liabilities	418,942	739,147

Notes payable	-	740,000
Licensing agreement payable	-	803,101

Total liabilities	418,942	2,282,248

Commitments and contingencies, Note 12

Stockholders’ equity:
Series A convertible preferred stock; $0.001 par value; 10,000,000
shares authorized; 12,000 shares issued and outstanding in 2008	12	-
Common stock; $0.001 par value; 80,000,000 shares authorized
39,766,580 shares issued and outstanding (21,299,997 in 2007)	39,767	21,300
Additional paid-in capital	7,716,515	1,379,767
Accumulated deficit	(6,476,616)	(586,143)

Total stockholders' equity	1,279,678	814,924

	$1,698,620	$3,097,172
See accompanying notes.

IDEAEDGE, INC.
Consolidated Statements of Operations
	Year ended September 30, 2008	Inception (April 3, 2007) to September 30, 2007

Sales revenues	$6,564	$-
Cost of sales	47,805	-

Gross margin	(41,241)	-

Operating expenses:
Selling and marketing	791,613	189,579
Loss due to impairment of prepaid licensing agreement	1,445,717	-
General and administrative	2,680,925	345,338

Total operating expenses	4,918,255	534,917

Loss from operations	(4,959,496)	(534,917)

Nonoperating income (expense):
Interest expense	(46,367)	(51,226)
Interest income	6,868	-

	(39,499)	(51,226)

Net loss and comprehensive net loss	(4,998,995)	(586,143)

Deemed preferred stock dividend	891,478	-

Net loss attributable to common stockholders	$(5,890,473)	$(586,143)

Basic and diluted net loss per share attributable
to common stockholders	$(0.16)	$(0.03)

Basic and diluted weighted average common shares
outstanding used in computing net loss attributable
to common stockholders	37,066,831	18,860,442

See accompanying notes.

IDEAEDGE, INC.
Consolidated Statements of Changes in Stockholders' Equity
For the year ended September 30, 2008 and the period April 3, 2007 (Inception) to September 30, 2007

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Beginning balance	-	$-	-	$-	$-	$-	$-

Issuance of common stock to founding shareholders	-	-	18,200,001	18,200	(12,133)	-	6,067
Issuance of common stock in exchange for cash, less issuance costs	-	-	3,099,996	3,100	1,391,900	-	1,395,000
Net loss	-	-	-	-	-	(586,143)	(586,143)
Balance at September 30, 2007	-	-	21,299,997	21,300	1,379,767	(586,143)	814,924

Reverse merger with Socialwise, Inc.	-	-	10,796,241	10,796	(10,796)	-	-
Conversion of notes payable to common stock, less issuance costs	-	-	2,220,000	2,220	663,780	-	666,000
Issuance of common stock for cash, less issuance costs	-	-	2,958,593	2,959	1,337,545	-	1,340,504
Issuance of common stock in payment of fund raising commissions	-	-	336,675	337	168,001	-	168,338
Issuance of common stock for prepaid consulting services	-	-	825,000	825	923,175	-	924,000
Issuance of common stock for cancellation of bridge loan payable	-	-	122,499	123	55,002	-	55,125
Forgiveness of accrued interest	-	-	-	-	43,495	-	43,495
Warrants issued in connection with purchase of patent application	-	-	-	-	56,950	-	56,950
Preferred stock and warrants issued for cash, less issuance costs	12,000	12	290,909	291	1,142,618	-	1,142,921
Deemed preferred dividend	-	-	-	-	891,478	(891,478)	-
Issuance of common stock and warrants for cash, less issuance costs	-	-	916,666	916	494,625	-	495,541
Stock based compensation from stock options and warrants	-	-	-	-	570,875	-	570,875
Net loss	-	-	-	-	-	(4,998,995)	(4,998,995)

Balance at September 30, 2008	12,000	$12	39,766,580	$39,767	$7,716,515	$(6,476,616)	$1,279,678
See accompanying notes.

IDEAEDGE, INC.
Consolidated Statements of Cash Flows

	Year ended September 30, 2008		Inception (April 3, 2007) to September 30, 2007

Cash flows from operating activities:
Net loss	$(4,998,995)		$(586,143)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	3,189		55
Stock based compensation	570,875		6,067
Consulting services rendered in exchange for common stock	813,634		-
Loss due to impairment and amortization of gift card inventory	180,300		-
Loss due to impairment of prepaid licensing agreement	1,445,717		-
Accretion of interest on licensing agreement payable	32,755		21,058
Interest expense subsequently forgiven	13,595		29,900
Changes in operating assets and liabilities:
Gift card inventory	-		(180,300)
Inventory	14,132		(14,132)
Prepaid licensing agreement	-		(1,500,000)
Other assets	10,605		(24,160)
Accounts payable and accrued liabilities	282,188		26,389
Accrued personnel compensation	54,076		10,996
Other liabilities	13,394		112

Cash flows from operating activities	(1,564,535)		(2,210,158)

Cash flows from investing activities:
Purchases of property and equipment	(9,739)		(1,979)
Additions to intangible assets	(129,523)		-

Cash flows from investing activities	(139,262)		(1,979)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	1,836,045		1,515,000
Proceeds from issuance of convertible preferred stock and warrants	1,142,921		-
Proceeds from issuance of notes payable	-		740,000
Proceeds from bridge loans payable	-		477,750
Repayments of bridge loans payable	(416,500)		-

Cash flows from financing activities	2,562,466		2,732,750

Change in cash and cash equivalents during period	858,669		520,613

Cash and cash equivalents, beginning of period	520,613		-

Cash and cash equivalents, end of period	$1,379,282		$520,613

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$267		$17
Income taxes	$-	$

Noncash investing and financing transactions:
Issuance of common stock in payment of fund raising commissions	$168,338		$-
Common stock issued in exchange for conversion of notes payable	$666,000		$-
Common stock issued in exchange for debt extinguishment, net of costs	$55,125		$-
Deemed preferred stock dividend	$891,478		$-
Warrants issued in connection with purchase of intellectual property	$56,950		$-
Accrued interest forgiven	$43,495		$-
Forgiveness of license agreement payable and write-off of prepaid license agreement	$835,856		$-

See accompanying notes.

IdeaEdge, Inc.

Notes to Financial Statements

1.

Basis of Presentation

IdeaEdge, Inc. (hereinafter referred to as “we” or “the/our Company”) is a Colorado corporation.  Through our operating subsidiary incorporated in the state of California, Socialwise, Inc. (“Socialwise”), we develop and market innovative gifting solutions.

Through October 16, 2007, the Company was named VOS International, Inc. (“VOS”) and through its operating subsidiary VOS Systems, Inc. (“VSI”), was a consumer electronics products company.  On September 6, 2007, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Socialwise (formerly known as IdeaEdge, Inc.) and certain of its shareholders (the “Socialwise Acquisition”).  The closing of the Share Exchange Agreement occurred on October 16, 2007 (the “Closing Date”).  Pursuant to the terms of the Share Exchange Agreement, the Company issued one of its shares of common stock to the Socialwise shareholders, in exchange for each share of stock of Socialwise issued and outstanding as of the Closing Date, and 2,220,000 shares of Company common stock to the Socialwise note holders, in exchange for $740,000 in promissory notes issued by Socialwise as of the Closing Date.  A total of 24,079,998 shares were issued in connection with the Socialwise Acquisition.

Upon the closing of the Share Exchange Agreement, our Company’s former management and members of its Board of Directors resigned, and our shareholders elected two new directors who were members of Socialwise’s Board of Directors.  Also in connection with the Share Exchange Agreement, our Company entered into an agreement effective October 16, 2007 with Allan Ligi (its former President) providing for the sale to Mr. Ligi of VSI, and the assumption by Mr. Ligi of all the liabilities of our Company and VSI through October 16, 2007.  In connection with the sale, we issued Mr. Ligi 5,680,383 shares of our common stock.  This sale represented our Company’s complete exit from its former businesses carried on prior to October 16, 2007.

The Socialwise Acquisition was characterized as a reverse merger, which is treated as a recapitalization for accounting purposes.  Application of reverse merger accounting results in Socialwise being deemed to be the accounting acquirer and the continuing entity.  The operations of our Company prior to October 16, 2007 are those of Socialwise.  The accumulated deficit of VOS through October 16, 2007 was offset against its additional paid-in capital.  The stockholders’ equity of VOS is carried forward as the stockholders’ equity of our Company from the date of the Socialwise Acquisition and thereafter.  No goodwill was recognized in connection with this recapitalization.  The accompanying financial statements include the accounts of our Company and Socialwise as of and through September 30, 2008.  Socialwise’s operations commenced upon its corporate inception on April 3, 2007 and therefore prior year operations exist only from that date forward.  All intercompany amounts have been eliminated in consolidation.

Effective October 16, 2007, our Company underwent a 25-for-1 reverse split of its shares of stock and amended its Articles of Incorporation.  Effective March 12, 2008, our Company underwent a 3-for-1 forward split of its shares of stock.  The accompanying financial statements have been retroactively adjusted to reflect such changes.

Our Company emerged from the development stage during the three months ended December 31, 2007.  During that period we placed the American IdolTM gift card in over seven thousand retail locations, implemented web based applications for the redemption of consumer purchased gift cards, procured a varied assortment of product inventory for redemption and arranged for the physical fulfillment and logistics or products purchased thereby.  We made sales of the gift cards, redeemed the cards and shipped products beginning the same period and continuing through October 2008.

Our financial statements have been prepared assuming that we will continue as a going concern.   However, we have incurred net losses and have yet to establish profitable operations.  These factors, among others, create a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing to meet our cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through September 30, 2009.

In response to our Company’s cash needs, we instituted substantial reductions of spending including reductions and deferrals of a significant portion of our Company’s employee compensation.  Since our change in corporate business focus during the quarter ended March 31, 2008, we raised additional equity funding totaling $2,013,462 (net of expenses).  Longer term, we are attempting to raise additional equity financing through the sale of unregistered shares of our Company’s common stock in order to finance our future investing and operating cash flow needs.  However, there can be no assurance as to whether, when, or upon what terms we will be able to consummate any such financing.

IdeaEdge, Inc.

Notes to Financial Statements

2.

Summary of Significant Accounting Policies

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized on the accrual basis of accounting when earned.  In connection with our former business of issuing gift cards to purchase our branded merchandise, we were responsible for providing merchandise to customers who purchased our gift cards.  Accordingly, we recognized revenue at the time that the gift cards were redeemed by customers in exchange for goods from our online Website, the product had been shipped, the selling price was fixed, collection was reasonably assured and when both title and risk of loss transferred to the customer, provided no significant obligations remained.  Cash received in connection with unredeemed gift cards sold was recorded as deferred revenue until such time as the corresponding gift cards were redeemed for merchandise.  Sales revenues included sales taxes collected from the customer.

In connection with our future business of selling gift cards of other merchants, we will recognize commission revenue at the time the gift card is purchased by customers, the gift card has been shipped, the selling price and our commission for the sale is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as the criteria are satisfied.  We do not anticipate collecting sales taxes in connection with the sale of gift cards of other merchants.

The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

From time to time, we maintained bank balances in excess of the $100,000 insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Gift Card Inventory

The Company purchased the American Idol™ gift cards in large volumes and issued them to retail outlets for sale to customers who subsequently redeemed them online in exchange for merchandise.  The cards carried no value until the customer purchased them and they were activated.  We capitalized the cost of gift cards purchased to be placed in the retail distribution channels ($180,300 at September 30, 2007) and amortized their cost on a straight-line basis over the expected time they were available for sale.  During the quarter ended March 31, 2008, we recognized a charge for the impairment in the value of the remaining unamortized costs of previously purchased gift cards and no amounts remain capitalized as of September 30, 2008.

Inventory

Previously, our inventory consisted of merchandise purchased for customer redemptions from our Website and was valued at cost, net of reserves for excess and obsolete inventory.

IdeaEdge, Inc.

Notes to Financial Statements

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets.  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Valuation of Long-Lived Assets

We account for long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”).  The scope of SFAS No. 144 includes long-lived assets, or groups of assets, to be held and used as well as those which are to be disposed of by sale or by other method. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the estimated fair value of the assets.  We perform periodic reviews of the carrying value of our long-lived assets to be held and used, including certain identifiable intangible assets, on a periodic basis or whenever evidence comes to our attention that such impairment might have occurred.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our Company’s provision for income taxes.  This process involves estimating our current tax liabilities together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance is recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Stock Based Compensation

We account for stock based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) Share-Based Payment, which requires the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of publicly traded companies that exist in our industry.  We use the simplified method as propounded in SAB No. 107 and SAB No. 110 to estimate the expected option life.

Net Loss per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  Potentially dilutive securities totaling 1,172,380 and 2,335,782 shares at September 30, 2008 were excluded from historical basic and diluted earnings per share, respectively  due to their anti-dilutive effect.

Financial Instruments

Our financial instruments are accounts payable and cash and cash equivalents. The recorded values of accounts payable and cash and cash equivalents approximate their fair values based on their short-term nature.

IdeaEdge, Inc.

Notes to Financial Statements

Advertising

We will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions.  We adopted the accounting provisions of FIN 48 on October 1, 2007 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies.  We adopted the accounting provisions of FSP EITF 00-19-02 on October 1, 2007 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”).  SFAS No. 157 defines fair value, established a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements.  We adopted SFAS 157 on October 1, 2008 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value.  The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  We adopted SFAS 157 on October 1, 2008 and its adoption did not have a material impact on our consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”).  The new standard is a revision of previous guidance with respect to the proper accounting for business combinations.  SFAS 141R will be effective for our fiscal year beginning October 1, 2009 and early adoption is not permitted.  Our Company is currently evaluating whether SFAS 141R will have a material effect on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”).  The new standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation.  SFAS 160 will be effective for our fiscal year beginning October 1, 2009 and early adoption is not permitted.  Our Company is currently evaluating whether SFAS 160 will have a material effect on its consolidated financial statements.

In April 2008, the FASB issued EITF 07-05, Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, (“EITF 07-05”).  EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133.  EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early application is not permitted. Management is evaluating what effect, if any, EITF 07-05 might have on the Company's financial position and operating results.

IdeaEdge, Inc.

Notes to Financial Statements

3.

Sales of Preferred Stock and Warrants

In June 2008, we entered into a subscription agreement (the “Subscription Agreement”) with four accredited investors pursuant to which we issued 12,000 shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Stock”) and warrants to purchase an additional 1,818,182 shares of our common stock at an exercise price of $0.50 per share, in exchange for gross proceeds totaling $1,200,000 ($1,142,921 net of cash issuance costs).

The following summarizes the terms of the preferred stock and warrants we issued:

Face Value:  Each share of Series A Stock has a face value of $100 per share.

Voluntary Conversion:  Each share of Series A Stock is convertible at the election of the holders at any time into approximately 303 shares of our common stock, subject to increase under the anti-dilution provisions under the Certificate of Designation and the Subscription Agreement upon the occurrence of events as defined therein.

Dividends:  Except in the event of default under the terms of the Subscription Agreement, the Series A Stock pays no dividends.  In the event of an uncured default by the Company, the Series A Stock pays dividends of 12% per annum during the period our Company is in default as described under the Certificate of Designation.

Redemption:  The Series A Stock is not required to be redeemed by our Company.

Liquidation Rights:  Upon the occurrence of a liquidation event (as defined in the Certificate of Designation), the holders of Series A Stock will be repaid their full face value and cumulative accrued dividends prior to the receipt of any other class of preferred or common stock.

Forced Conversion:  We have the right to force conversion of each share of Series A Stock into approximately 303 shares of common stock at any time after December 12, 2008, provided our common stock has maintained a closing price of $1.00 per share for three consecutive trading days prior to conversion.

Voting Rights: Generally, our Series A Stock has no voting rights.

Covenants: The Subscription Agreement imposes certain covenants on us, including restrictions against incurring additional indebtedness, issuing any additional equity except certain permitted issuances, creating any liens on our property, amending our certificate of incorporation or bylaws in a manner which may adversely affect the Series A Stock holders, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions.

Warrants:  The warrants issued in connection with the sale of Series A Preferred Stock are 66 month warrants to purchase shares of our common stock at a price of $0.50 per share, subject to adjustment, including full-ratchet anti-dilution protection.  We have the right under certain conditions to call the warrants.

Reset Provision:  The Subscription Agreement also contains a “favored nations” provision which provides that, other than in connection with the certain excepted issuances, until the sooner to occur of (i) thirty (30) months after the closing date, or (ii) until the Series A Stock is no longer outstanding, if our Company shall agree to or issue any common stock or securities convertible into or exercisable into common stock at a price per share or conversion or exercise price per share which is less than the conversion price for the Series A Stock or warrant exercise price in effect at such time, without the consent of each Series A Stock subscriber, then our Company must issue to each subscriber for each such occasion, additional shares of common stock so that the average per share price of the shares to be received upon conversion of the Series A Stock and warrants then owned by each subscriber is equal to such other lower price per share and the conversion price and warrant exercise price shall automatically be reduced to such other lower price.

The preferred stock is convertible into our common stock at an effective price of $0.33 per share, while the warrants to purchase common stock have an exercise price of $0.50 per share.  On the date of the completion of the Subscription Agreement, our common stock’s prior day’s closing price was $1.11 per share.  We determined the fair values of the preferred stock and warrants to be approximately $4,036,000 and $1,109,000, respectively.  Accordingly, we allocated the net proceeds of $1,142,921 proportionally to the preferred stock and warrants to derive the relative values of $891,478 and $251,443, respectively.  In consideration of the guidance of SFAS No. 133, we determined that the conversion feature and the preferred stock are clearly and closely related.  In addition, due to the embedded nature of the preferred stock conversion feature, the immediate convertibility of the preferred shares and the beneficial conversion feature that is in excess of the relative value of the preferred stock, we recorded a deemed dividend to preferred shareholders of $891,466 as of the date of the completion of the Subscription Agreement (this is an immaterial difference of $308,534 from the deemed dividend recorded during the three months ended June 30, 2008).

IdeaEdge, Inc.

Notes to Financial Statements

4.

Finder Agreement and Agreement for Investor Relations Services

In May 2007, we entered into a nonexclusive Finder Agreement (“Finder Agreement”) with RBW, Inc. (“RBW”) under which RBW or its designees were paid a finder’s fee of 10% of all funds raised by it on our Company’s behalf.  We incurred costs of $303,338 under this arrangement through March 31, 2008 ($135,000 of which was paid in cash), which were offset against the proceeds of capital raised.  In February 2008, RBW and its designees converted the remaining outstanding balance owed to them by our Company of $168,338 into 336,675 shares of our common stock at the rate of $0.50 per share.

We entered into a new Finder Agreement effective June 1, 2008 with SPN Investments, Inc. (“SPN”), a company owned by the same individual who owns RBW.  The new Finder Agreement with SPN contains similar terms as those found in the previous agreement with RBW, with an additional incentive for SPN to raise capital for our Company.  Two of our founding shareholders (the “Founders”) agreed to issue SPN up to 500,000 restricted common shares from their personal stock holdings for Finder services.  SPN will receive one share of common stock from the Founders for each $10 of gross proceeds raised from sales of our Company’s preferred or common stock where SPN acts as a Finder, up to a maximum of $5,000,000 of gross proceeds raised.

From March 1, 2008, through September 30, 2008, we raised additional equity funding with net proceeds totaling $2,088,462.  In accordance with the Finder Agreements in effect, we issued an additional 448,484 shares of our restricted common stock in payment for Finder services in connection with the funds raised (no cash was paid in connection with the funds raised).  Payments of stock under the new Finder Agreement have been accounted for as a cost of capital raised and have been offset against capital raised under the agreement.  In connection with the additional incentive under the new Finder Agreement, SPN earned 200,000 shares of common stock (to be paid from the personal holdings of the Founders) from $2,000,000 in gross proceeds raised from June 1, 2008 through June 30, 2008, the costs of which were offset against the proceeds received under the capital raised.

SPN and our Company entered into a Consulting Agreement dated November 14, 2007 pursuant to which SPN provides investor relations and management consulting services to our Company through November 2008 in exchange for the issuance of 825,000 shares of our Company’s common stock (the shares issued to SPN are nonrefundable).  In connection with this arrangement, we will recognize a total of $924,000 of noncash consulting expense through November 2008, based on the closing price for our common stock of $1.12 on the date of the Consulting Agreement.  We recognized consulting expense under the agreement totaling $813,634 for the year ended September 30, 2008.  Future amounts remaining to be recognized total $110,366 and are included as prepaid consulting services in the accompanying balance sheet at September 30, 2008.

5.

Prepaid licensing agreement and licensing agreement payable

In May 2007, we entered into an agreement with FremantleMedia North America, Inc. (“FremantleMedia”) for an exclusive license right to American IdolTM branded prepaid gift cards for redemption of American IdolTM merchandise through a Licensor-approved website.  Advances totaling $1,500,000 were paid through June 30, 2008.  The advance payments were non-refundable and non-returnable but were eligible to be applied against any future royalties.  Future fixed amounts due in 2010 under the original agreement with FremantleMedia totaled $1,000,000.

The prepaid licensing agreement and resulting licensing agreement payable were recorded at the present value of payments due throughout the life of the agreement, discounted at an 8% rate.  The remaining liability corresponding to the remaining payments due in 2010 had a remaining balance of $835,856 as of March 31, 2008 ($803,101 as of September 30, 2007).  Interest accreted on the liability and charged to operations totaled $32,755 for the year ended September 30, 2008.  Subsequent to March 31, 2008, we entered into a modification of the agreement under which future amounts due under the license agreement in 2010 totaling $1,000,000 were waived in exchange for our forfeiture of certain rights of exclusivity under the agreement.  Accordingly, we recognized the modification of the agreement by writing off the amounts recorded under licensing agreement payable totaling $835,856, with an offset to the remaining value of the prepaid licensing agreement of an equivalent amount.

The initial asset in connection with the prepaid licensing agreement was recorded at a value of $2,282,043 and was to be charged to operations as gift cards were purchased by consumers and liabilities for royalties were incurred.  For the three months ended March 31, 2008, consumer purchases of American IdolTM branded gift cards were below a level that would result in more than an immaterial recovery of our Company’s prepayments of advances through that date.  Accordingly, our management evaluated whether the asset represented by the prepaid licensing agreement was impaired.  Our evaluation was based on our best estimates of amounts to be due to the licensor for future royalties, compared with the remaining term of the licensing agreement.  Based on our evaluation, we determined that this asset was impaired because we could not support a value for the prepaid license in excess of the remaining liability for future payments on the royalty agreement.  This resulted in a charge to operations totaling $1,445,717 recorded during the three months ended March 31, 2008, and represented the difference between the estimated net realizable value of the prepayments made in connection with the license agreement and the corresponding liability under the licensing agreement as of March 31, 2008.

IdeaEdge, Inc.

Notes to Financial Statements

6.

Intangible assets

On March 21, 2008, we entered into an agreement with an individual to purchase technology rights under a patent application filed by the individual.  In exchange for the assignment of the patent application, we agreed to pay the individual $100,000 in cash and issued warrants to purchase up to 100,000 shares of our common stock for $0.71 per share.  The warrants have certain limitations as to the timing of their exercise and expire on December 31, 2013.  We valued the warrants using the Black-Scholes-Merton option pricing formula and using assumptions for our stock’s volatility, warrant term and risk free interest rate (37.96%, 5.75 years and 1.99%, respectively), determined their value to total $56,950 on the date of the agreement.  Our intangible assets have a total value of $186,943 at September 30, 2008 and also include legal fees incurred in connection with our purchased patent and another patent application.  We will amortize the cost of patents over their estimated useful lives of five to fifteen years, commencing on the date the related patents are granted.  We currently expect that our patent application will be ruled on by the U.S. Patent and Trade Office during the first quarter of fiscal 2009.

7.

Stockholders’ equity

Stock options

On October 16, 2007, our stockholders approved the adoption of the IdeaEdge, Inc. 2007 Equity Incentive Plan (the “Plan”).  The Plan provides for granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.  The total number of shares of common stock that may be issued pursuant to stock awards under the Plan (as subsequently amended and subject to shareholder approval) shall not exceed in the aggregate, 3,500,000 shares of the common stock of our Company.  Through September 30, 2008, we granted a total of 3,220,000 incentive and nonqualified stock options to two employees and two consultants under the Plan, all of which we have estimated will eventually vest and all of which were outstanding at September 30, 2008.  All of the options have terms of five years.  During the year ended September 30, 2008, we recognized stock based compensation expense totaling $503,599 related to stock options.

Warrants

During the year ended September 30, 2008, our Company issued a total of 725,000 warrants to five individuals, not pursuant to the Plan (100,000 of which were issued to an individual in connection with the purchase technology rights).  No warrants have been exercised, forfeited or cancelled and we have estimated that all of the warrants will eventually vest.  Our Company also issued warrants to purchase 2,234,849 shares of our common stock to investors in connection with the issuances of restricted shares of our common stock in June and August 2008 (the value of which was offset against the proceeds of the issuance of our common stock and not charged to operations).  The number and exercise price of warrants outstanding in connection with the issuance of preferred and common stock is as follows:

Exercise Prices	Number of Warrants	Expiration Dates
$0.50	1,818,182	12/5/2013
$0.60	416,667	2/28/14
	2,234,849

Outstanding warrants from all sources have terms ranging from two to five and a half years.  During the year ended September 30, 2008, we recognized stock based compensation expense totaling $67,276 related to warrants.

Stock based compensation

Results of operations for the year ended September 30, 2008 include stock based compensation costs totaling $570,875 charged to selling and marketing expense ($36,811) and to general and administrative expense ($534,064).

For purposes of accounting for stock based compensation, the fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations during the year: expected life (in years) –  2.99 years; weighted average volatility –  72.02%; forfeiture rate – 0%; risk-free interest rate – 2.83%; and expected dividend rate – 0%.  The weighted average expected option term reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107).  The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options.  We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term.  Expected volatilities are based on the historical volatility of our stock.  We estimated the forfeiture rate based on our expectation for

IdeaEdge, Inc.

Notes to Financial Statements

future forfeitures and we currently expect all options and warrants to vest.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant.  We have never declared or paid dividends and have no plans to do so in the foreseeable future.

As of September 30, 2008, $1,595,025 of total unrecognized compensation cost related to unvested stock based compensation arrangements is expected to be recognized over a weighted-average period of 13.00 months.  The following table summarizes option activity in connection with stock options and warrants (excluding warrants issued in connection with purchased technology rights and the sale of preferred and common stock) as of September 30, 2008:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Granted and outstanding	3,845,000	$1.04	48.9 months	$4,921,500
Vested	947,499	$0.89	50.5 months	$1,343,626

For the year ended September 30, 2008, the weighted average grant date fair value of options and warrants granted (excluding warrants issued in connection with purchased technology rights and the sale of preferred and common stock) was $0.56, while the weighted average fair value of shares vested was $0.47.  The range of exercise prices for options and warrants granted and outstanding (excluding warrants issued in connection with purchased technology rights and the sale of preferred and common stock) was as follows at September 30, 2008:

Exercise Price Range	Number of Options or Warrants
$0.50 - $0.75	1,890,000
$0.76 - $1.00	1,330,000
$1.01 - $1.50	100,000
$2.01 - $2.25	350,000
$2.26 - $2.50	175,000
3,845,000

A summary of the status of our non-vested options and warrants as of September 30, 2008, and changes during the year then ended is as follows:

Shares
Non-vested outstanding, beginning	-
Granted	3,845,000
Vested	(947,499)
Non-vested outstanding, ending	2,897,501

Common Shares Reserved for Future Issuance

The following table summarizes shares of our common stock reserved for future issuance at September 30, 2008:

Stock options outstanding	3,220,000
Stock options available for future grant	280,000
Convertible preferred stock	3,636,364
Warrants	2,959,849

Total common shares reserved for future issuance	10,096,213

8.

Notes payable

On September 30, 2007, we had $740,000 outstanding in convertible notes payable to investors.  The notes bore interest at 12% per annum and in connection with the Socialwise Acquisition on October 16, 2007, were automatically converted into our common stock

IdeaEdge, Inc.

Notes to Financial Statements

at the rate of one share per each dollar of principal outstanding on the notes.  Accrued interest totaling $26,519 was forgiven by the note holders and added to additional paid-in capital upon the conversion of the notes.  Interest through October 16, 2007 in connection with these notes totaling $3,893 and $22,628, were included in interest expense for the year ended September 30, 2008 and the period April 3, 2007 (Inception) to September 30, 2007, respectively.

9.

Bridge loans payable

In August 2007, we borrowed $577,750 from shareholders to fund our operations.  Of these borrowings, $100,000 was repaid in September 2007, $255,000 was repaid in October 2007 and $61,250 was converted into common stock at the rate of $0.50 per share in December 2007 (net proceeds of $55,125 after fund raising costs).  The remaining balance totaling $161,500 was repaid in February 2008.  Interest expense recognized in connection with these bridge loans totaling $9,704 during the year ended September 30, 2008 ($7,272 for the period April 3, 2007 (Inception) to September 30, 2007) was forgiven by the note holders and added to additional paid-in capital upon the conversion of the notes.

10.

Transactions with related parties

In October 2007, we purchased marketing data with a total cost of $12,000 from a company which formerly employed our Chief Executive Officer and our Vice President of Business Development.  During the period April 3, 2007 (Inception) to September 30, 2007, we recognized $187 in interest paid to our Chief Executive Officer for $8,000 he advanced to the Company in July 2007 (amounts were subsequently repaid).

On October 16, 2007 in connection with the Socialwise Acquisition (as a component of the purchase price), our Company issued 5,680,383 shares of restricted Company common stock to Mr. Ligi in exchange for his assumption of liabilities of our Company and the VOS Subsidiary totaling $1,237,746 as of September 30, 2007.

11.

Income taxes

Deferred tax assets at September 30, 2008 and 2007 consisted of the following:

	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$1,991,000	$235,000
Accrued compensation costs	26,000	-

Deferred tax assets	2,017,000	235,000

Valuation allowance	(2,017,000)	(235,000)

Net deferred tax assets	$-	$-

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Transactions such as our purchase of Socialwise and sales of our preferred and common stock may be included in determining such a change in control.  These factors give rise to uncertainty as to whether the net deferred tax assets are realizable.  We have approximately $4,940,000 in NOLs at September 30, 2008 that will begin to expire in 2022 and may be limited for use under IRC Section 382.  In addition, we have NOLs from our predecessor entity, VOS, which will be limited for use under IRC Section 382.  We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe it is more likely than not that we will be unable to realize the benefits due to our lack of a history of earnings and due to possible limitations under Section 382.    As a result of these provisions, our NOL could expire unused.

IdeaEdge, Inc.

Notes to Financial Statements

A reconciliation of the expected tax computed at the U.S. federal and state statutory income tax rates to our tax provision is as follows:

	Year ended September 30, 2008		April 3, 2007 (Inception) to September 30, 2007

Federal income tax rate at 34%	$(1,503,000)	34.0%	$(198,000)	34.0%
State income tax, net of federal benefit	(279,000)	6.3%	(37,000)	6.3%
Change in valuation allowance	1,782,000	(40.3) %	235,000	(40.3) %

Provision for income taxes	$-	- %	$-	- %

We file income tax returns in the U.S. and in the state of California with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of September 30, 2008.

12.

Commitments and contingencies

The Company signed a lease agreement for office space through June 30, 2009.  Rent expense totaled $31,012 for the year ended September 30, 2008 and $6,196 for the period April 3, 2007 (Inception) to September 30, 2007.  The lease (as modified) calls for minimum monthly rentals of $2,758 from October 1, 2008 to June 30, 2009, for a total future commitment as of September 30, 2008 of $24,822.

Our Company entered into an agreement effective October 16, 2007 with its former President, Allan Ligi, that provided for his waiver of all of the Company’s outstanding obligations to him, and his assumption of all the third party liabilities of our Company and VSI incurred through October 16, 2007.  On October 16, 2007, the Company’s liabilities which were waived and assumed consisted of the following:

Loans and notes payable:
Notes payable to Allan Ligi, non-interest bearing	$675,955
Unsecured promissory note to a company owned by
Allan Ligi, 10% annual interest rate	107,813
Unsecured promissory note to a former director
of the Company, 10% annual interest rate	50,000
Loan payable to an individual due March 2006, bearing
interest at 5% per annum	25,000
Non-interest bearing loan payable to an individual, due February 2007	14,250
Non-interest bearing loan payable to an individual, due December 2007	25,000

Total loans and notes payable	898,018

Accrued interest on loans and notes payable	29,311
Accrued compensation costs	76,088
Accounts payable and accrued liabilities	234,329

$1,237,746

Through the date of this report, no one has asserted any liabilities of either VSI or the Company incurred prior to October 17, 2007 against our Company.  Should Mr. Ligi fail to honor his obligations under the agreement to assume these third party liabilities, we could ultimately be responsible for these liabilities.

2,334,849 SHARES

OF

COMMON STOCK

IdeaEdge, Inc.

6440 Lusk Blvd., Suite 200

San Diego California 92121

(858) 677-0080

______________

PROSPECTUS

________________

_________, 200_

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

·	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

·	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

·	effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 25.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$ 225
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
Printing and related expenses	3,000
TOTAL	$28,225

Item 26.   Recent Sales of Unregistered Securities.

During September 2007, we issued 10,714 unregistered shares of our common stock in exchange for consulting services valued at $18,750 as of the date the services were performed.  This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.  This transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the consultant in connection with this share issuance.

At the closing of the acquisition of Socialwise, Inc. (formerly, IdeaEdge, Inc., a California corporation) on October 16, 2007, our Company agreed to acquire all of the shares of the outstanding capital stock and $740,000 in promissory notes of Socialwise, in exchange for our Company’s issuance to the Socialwise shareholders and note holders of 24,080,000 unregistered shares of our Company’s common stock.  Our Company also issued 30,000 options to purchase our Company’s Common Stock to a holder of Socialwise options.  The Socialwise shareholders met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the shareholders in connection with the transaction. At the closing of the acquisition of Socialwise on October 16, 2007, in connection with the sale of the VOS Subsidiary to Allan Ligi and his assumption of certain debts and liabilities of our Company and the VOS Subsidiary, our Company issued 5,680,383 unregistered shares of our common stock to Mr. Ligi, an accredited investor, at a price of $0.208 per share.   Mr. Ligi met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by Mr. Ligi in connection with the transaction.

On November 14, 2007, we entered into an independent consulting agreement for investors' communication and public relations services with SPN Investments, Inc. (“SPN”), an accredited investor.  Pursuant to terms of that agreement, we agreed to issue an aggregate of 825,000 unregistered shares of our common stock to SPN in exchange for services provided under the agreement.  SPN met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by SPN in connection with the transaction.  Subsequent to the October 16, 2007 acquisition of IdeaEdge-CA and through January 28, 2008, we issued 1,344,351 unregistered shares or our common stock at a sales price of $0.50 per share to 16 accredited investors.  The investors met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the transaction.

On December 1, 2007, we issued 122,499 unregistered shares of our common stock in exchange for the cancellation of a $61,250 note payable and 30,000 unregistered shares of our common stock for cash to one accredited investor at a sales price of $0.33 per share.  The investor met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the transaction.

In February 2008, we issued 336,675 unregistered shares of our common stock in exchange for amounts due totaling $168,338 under our Finder Agreement with SPN to SPN and its designees, each of which was an accredited investor.  SPN and its designees met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by SPN or any designees in connection with the transaction.

In March and April 2008, we sold 450,000 unregistered shares of our common stock at $0.33 per share to one accredited investor for net proceeds totaling $150,000.  The investor met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the transaction.

In June 2008, we sold 12,000 unregistered shares of convertible series A preferred shares at $100 per share (convertible into 3,636,364 shares of common stock) and unregistered warrants to purchase 1,818,182 shares of common stock at $0.50 per share for net proceeds totaling $1,142,921.   The investors met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the transaction.  In June 2008, we sold 500,002 unregistered shares of common stock at $0.60 per share to eight accredited investors for net proceeds totaling $300,000.  The investors met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the transaction.

In June 2008, we issued 365,151 unregistered shares of common stock to an accredited investor in connection with services performed in connection with the SPN Finder Agreement.   SPN met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by SPN in connection with the transaction.

In August 2008, we issued 833,333 shares of our unregistered common stock to an accredited investor, along with warrants to purchase an additional 416,667 shares of common stock for $0.60 per share.  We also issued an additional 83,333 unregistered shares of common stock in compensation under a Finder Agreement with SPN, Inc., an accredited investor.  The investors met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the transaction.

Beginning November 20, 2008 and ending on December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of expenses totaling $120,000).  We also issued an additional 53,438 shares of our unregistered common stock and warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share for a period of two years from their date of issuance as equity compensation.  The investors met the accredited investor definition of Rule 501 of the Securities Act.  The issuance of shares was made under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transaction was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the transaction.

All amounts retrospectively reflect the 25-for-1 reverse stock split effected on October 16, 2007 and the 3-for-1 forward stock split effected on March 12, 2008.

We plan to raise additional equity financing to finance future financing, investing and working capital needs.

Item 27.   Exhibits.

The following exhibits are included as part of this Form S-1.

Exhibit No.
2.1	Share Exchange Agreement with IdeaEdge, Inc., a California corporation (1)
2.2	Purchase Agreement for VOS Systems, Inc. by Allan Ligi (1)
3.1	Amended and Restated Articles of Incorporation (2)
3.2	Bylaws (3)
5.1*	Opinion of Steven James Davis, A Professional Corporation
10.2	2007 Equity Incentive Plan (1)
10.3	Consulting Agreement with SPN Investments, Inc. dated November 14, 2007(4)
10.4	Finders Agreement between IdeaEdge, a California corporation, and RBW, Inc. dated May 31, 2007(5)
10.5	Assignment of Finders Agreement with RBW, Inc. (5)
10.6	Subscription Agreement with RBW, Inc. (6)
10.7	Subscription Agreement with Two Eight, Inc. (6)
10.8	Form of Subscription Agreement dated June 6, 2008 (7)
10.9	Form of Lock-Up Agreement dated June 6, 2008 (7)
10.10	Change of Control Agreement with Jonathan Shultz dated August 11, 2008
10.11	Finders Agreement dated August 12, 2008 with SPN Investments, Inc.
10.12*	Form of Subscription Agreement dated August 25, 2008
10.13*	Form of Warrant dated August 25, 2008
10.14*	Form of Advisor Warrant Agreement
10.15	Form of Subscription Agreement dated November and December 2008 (8)
10.16*	Form Socialwise™ Group Gifting Platform Merchant Agreement
10.17	Form of Warrant dated November and December 2008 (8)
11.1	Statement re Computation of Per Share Earnings (9)
14.1	Code of Business Conduct and Ethics (10)
21.1*	Listing of Subsidiaries
23.1*	Consent of BDO Seidman, LLP,
23.3	Consent of Steven James Davis, A Professional Corporation (contained in exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to this registration statement)
*	Filed as an exhibit to this report
(1)	Incorporated by reference from the registrant’s Definitive Proxy Statement filed on September 21, 2007.
(2)	Incorporated herein by reference to the registrant's Form 8-K filed on October 22, 2007
(3)	Incorporated herein by reference to the registrant’s Form 8-K filed on September 22, 2005
(4)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 19, 2007
(5)	Incorporated herein by reference to the registrant’s Form 10-KSB filed on January 11, 2008
(6)	Incorporated herein by reference to the registrant’s Form 10-QSB filed on February 14, 2008
(7)	Incorporated herein by reference to the registrant’s Form 8-K filed on June 11, 2008
(8)	Incorporated herein by reference to the registrant’s Form 8-K filed on December 19, 2008
(9)	Included within the financial statements filed within this Registration Statement
(10)	Incorporated herein by reference to the registrant’s Form 8-K filed on November 10, 2005

Item 28.   Undertakings.

(a) The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on November 14, 2008.

IdeaEdge, Inc., a Colorado corporation

By: /s/ JAMES COLLAS

       James Collas, Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of IdeaEdge, Inc. hereby severally constitute and appoint James Collas, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ JAMES COLLAS James Collas	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer)	January 15, 2009
/s/ CHRIS NICOLAIDIS Chris Nicolaidis	Vice President of Business Development, Corporate Secretary and Director	January 15, 2009
/s/ MARK SANDSON Mark Sandson	Director	January 15, 2009
/s/ JONATHAN SHULTZ Jonathan Shultz	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 15, 2009